As filed with the Securities and Exchange Commission on January 24, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

SCHOOL SPECIALTY, INC.

(Exact name of Registrant as specified in its charter)

W6316 Design Drive

Greenville, Wisconsin  54942

Wisconsin	(920) 734-5712	39-0971239
(State or other jurisdiction	(Address, including zip code,	(I.R.S. Employer
of incorporation or organization)	and telephone number, including area code,	Identification No.)
of Registrant’s principal executive offices)

____________________

David J. Vander Zanden	COPIES TO:
School Specialty, Inc.	Dennis F. Connolly
W6316 Design Drive	Godfrey & Kahn, S.C.
Greenville, Wisconsin 54942	780 North Water Street
(920) 734-5712	Milwaukee, Wisconsin 53202
(Name, address, including zip code, and telephone	(414) 273-3500
number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
3.75% Convertible Subordinated Debentures due 2026	$200,000,000	100%	$200,000,000	$21,400 (2)
Common Stock, par value $.001 per share	3,891,480 shares (3)(4)	— (5)	— (5)	— (5)

(1)

Equals the aggregate principal amount of the debentures being registered.  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Computed in accordance with Rule 457(o) under the Securities Act to be $21,400, which is equal to .000107 multiplied by the proposed maximum aggregate offering price of $200,000,000.

(3)

Represents the maximum number of shares of common stock that could be issuable upon conversion of the debentures registered hereby at a conversion rate corresponding to the initial conversion rate of 19.4574 shares of common stock per $1,000 principal amount of the debentures, which is subject to adjustment under certain circumstances.  Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the debentures as a result of the anti-dilution provisions of the debentures.

(4)

In the event of a stock split, stock dividend or similar transaction involving the common stock, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(5)

Pursuant to Rule 457(i) under the Securities Act, there is no filing fee with respect to the shares of common stock issuable upon conversion of the debentures because the Registrant will receive no additional consideration for the issuance of shares of common stock upon conversion of the debentures.

PROSPECTUS

$200,000,000

3.75% Convertible Subordinated Debentures due 2026

and Common Stock Issuable Upon Conversion of the Debentures

_______________

This prospectus relates to (1) $200,000,000 original principal amount of 3.75% Convertible Subordinated Debentures due 2026 (the “Debentures”) of School Specialty, Inc., a Wisconsin corporation, and (2) the shares of our common stock, par value $.001 per share, issuable upon conversion of the Debentures.

We originally issued the Debentures in a private placement in November 2006.  Selling securityholders may use this prospectus to resell their Debentures and the shares of our common stock issuable upon conversion of the Debentures.  We will not receive any proceeds from sales by selling securityholders.

We will pay interest on the Debentures on May 30 and November 30 of each year, beginning May 30, 2007, at an annual rate of 3.75%.  In addition, we will pay contingent interest with respect to any six-month period from May 30 to November 29 and November 30 to May 29, commencing with the period beginning November 30, 2011, if the average trading price of a Debenture for the five consecutive trading days immediately before the last trading day before the relevant six-month period equals or exceeds 120% of the principal amount of the Debentures.

The Debentures will be our unsecured subordinated obligations and will rank junior in right of payment with all of our other existing and future senior debt and equal in right of payment to all of our existing and future subordinated debt.  The Debentures will not be guaranteed by any of our subsidiaries and accordingly will be effectively subordinated to the debt and liabilities of our subsidiaries.  The Debentures will be pari passu in right of payment with our 3.75% convertible subordinated notes due 2023.  The Debentures are not listed on any national securities exchange or on The Nasdaq Global Select Market.  The Debentures initially issued in the private placement are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) market of the National Association of Securities Dealers, Inc.  Debentures sold using this prospectus, however, will no longer be eligible for trading in the PORTAL market.

The Debentures will be convertible, at your option, into cash and shares of our common stock, par value $0.001 per share, if any, at a conversion rate of 19.4574 shares per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $51.39 per share), subject to adjustment as described in this prospectus, at any time before the stated maturity, from and after the date of the following events:

•

during any fiscal quarter after the fiscal quarter ending January 27, 2007, if the last reported sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

•

subject to certain limitations, if the trading price of the Debentures falls below a specified threshold;

•

if we have called the Debentures for redemption;

•

on or after November 30, 2025; or

•

on the occurrence of the specified corporate transactions described in this prospectus.

Upon conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Debentures to be converted and our total conversion obligation and, at our option, cash or shares of our common stock in respect of the remainder, if any, of our conversion obligation.  If certain corporate transactions occur on or before November 30, 2011, we will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, we may in certain circumstances, elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company.

Shares of our common stock are traded on The Nasdaq Global Select Market under the symbol “SCHS.”  The last reported sale price of our common stock on January 19, 2007 was $38.29 per share.

Investing in the Debentures or shares of common stock involves risks.  See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

We may redeem some or all of the Debentures for cash at any time on or after November 30, 2011.  You may require us to repurchase for cash all or a portion of your Debentures on November 30, 2011, 2016 and 2021 or subject to specified conditions, upon a fundamental change (as described in this prospectus).

Under the terms of the indenture, we and each holder and beneficial owner of the Debentures will agree, for United States federal income tax purposes, to treat the Debentures as indebtedness that is subject to the regulations governing contingent payment debt instruments.  See “Material U.S. Federal Tax Considerations.”

The date of this Prospectus is January 24, 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus or prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the selling securityholders are not, making an offer to sell these securities (1) in any jurisdiction where the offer or sale is not permitted, (2) where the person making the offer is not qualified to do so or (3) to any person who cannot legally be offered the securities.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

INDUSTRY AND MARKET DATA

We have obtained the industry and market share data presented in this prospectus from a combination of internal company surveys, third party information (including reports issued by the National School Supply and Equipment Association, the United States Department of Education, Quality Education Data, the National Education Association, the National Governors Association and the National Association of State Budget Officers), government publications and the good faith estimates of our management.  As such, a significant portion of the industry and market share data presented in this prospectus is based on internally generated management estimates, including estimates based on extrapolations from government publications and reports by market research firms.  Unless otherwise noted herein, the industry and market share data presented in the prospectus refers to data for the United States.  While we believe our internal surveys, third party information and estimates of our management are reliable, neither we nor the selling securityholders have verified them, nor have they been verified by any independent sources.  Accordingly, we do not make any representations as to the accuracy or completeness of such data.  While we are not aware of any misstatements regarding the industry and market share data presented in this prospectus, such data involves risks and uncertainties and are subject to change based on various factors, including those factors discussed under “Forward-Looking Statements,” below, and the “Risk Factors” section.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, all references to:

•

“School Specialty,” “we,” “us” or “our” refer to School Specialty, Inc. and its subsidiaries as of the date of this prospectus;

•

“brands” refer to the families of brands associated within a particular operating division;

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products that are “proprietary” refer to those products that are manufactured or designed exclusively for us;

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“fiscal” or “fiscal year” followed by a year refers to the twelve month period ending on the last Saturday in April of the corresponding year (e.g., the fiscal year ended April 29, 2006 is referred to as “fiscal 2006”).  Note that fiscal 2005 had 53 weeks, while all other fiscal years reported and referenced represent 52 weeks; and

•

descriptions of segment revenues include intersegment revenues.

COMPANY TRADEMARKS

Our trademarks, trade names and service marks include the following:  School Specialty, Education Essentials, School Smart, Projects by Design, School Specialty Publishing, American Education Publishing, Brighter Child, Frank Schaffer, Instructional Fair, Ideal, Judy, abc School Supply, Integrations, Abilitations, Brodhead Garrett, Califone, Childcraft, Classroom Direct, Frey Scientific, Hammond & Stephens, Premier Agendas, Sax Arts & Crafts, Sax Family & Consumer Sciences, Sportime, Sunburst Visual Media, Teacher’s Media Company, Delta Education, NeoSCI, CPO Science and EPS.  We also sell products under brands we license, such as FOSS.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.”  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “continues” or similar expressions.  Such statements can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties.

The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by these forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  In addition to other factors and matters contained in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•

general economic and market conditions, including changes in consumer purchasing power and/or spending patterns;

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the overall condition of the education industry, including increased competition in the school supplies business;

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the level of local, state or federal funding, student population or school expenditures;

•

increased costs in other areas for schools, such as oil and heating costs and healthcare costs;

•

the effect of delays or interruptions in our distribution network or business systems;

•

the effect of pending or future changes in federal, state or local laws or regulations to which our operations are subject;

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the effect of leverage on our business;

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the effect of the seasonality of our business;

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changes in our operating strategy or development plans;

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impairment of our brands or the goodwill associated with those brands;

•

our ability to identify and integrate acquisitions;

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costs associated with integrating or updating our distribution centers;

•

the ability of key suppliers and service providers to fulfill our demands;

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disruptions in our information systems;

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developments in our industry;

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our reliance on intellectual property;

•

our ability to continue to operate on a profitable basis and to increase sales in existing markets;

•

the ability to retain and attract customers, quality employees and key personnel;

•

the effect of war, political unrest, terrorism or catastrophic events; and

•

other risks, uncertainties and factors set forth in this prospectus.

The foregoing factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.  All forward-looking statements included in this prospectus are based on information available to us as of the date hereof.  Neither we nor the selling securityholders undertake to update any forward-looking statements that may be made by or on behalf of us in this prospectus.  Our actual results may differ materially from those contained in the forward-looking statements identified above.  Factors which may cause such a difference to occur include, but are not limited to, the factors listed under “Risk Factors.”

SUMMARY

This summary highlights information contained elsewhere in this prospectus.  This summary is not complete and does not contain all the information that you should consider before investing in the Debentures or shares of common stock.  You should read this entire prospectus and should consider, among other things, the matters set forth in this prospectus under “Risk Factors” before making your investment decision.  On August 31, 2005, we acquired Delta Education, LLC (“Delta”), a leading provider of science education instructional materials.  Note that the impact of the acquisition of Delta is reflected in the description of our business.  For more information, see “The Delta Acquisition,” below.

Company Overview

We are the largest provider of supplemental educational products and equipment to the pre-kindergarten through twelfth grade (“preK-12”) education market in the United States and Canada.  We believe we are more than seven times larger than our nearest competitor in the supplemental educational products and equipment market.  With the industry’s broadest offering of more than 100,000 products, we are able to be the single source supplier for substantially all of our customers’ supplemental educational product needs.  Approximately 40% of our revenues are derived from our proprietary products.  We reach our customers through the industry’s largest sales force of approximately 700 professionals, more than 48 million annual catalog mailings and our proprietary e-commerce websites.  In fiscal 2006, we sold products to over 80% of the approximately 116,000 schools in the United States and we believe we reached substantially all of the 3.6 million teachers in those schools.  Our leading market position has been achieved by emphasizing high-quality products, superior order fulfillment and exceptional customer service.  For the six-month period ended October 28, 2006, we generated revenues of $764.1 million.

We service the supplemental educational products market through two product categories:

Specialty Products.  Our specialty products are value-added, curriculum- and age-focused products such as customized academic agendas, hands-on science education materials, arts and crafts materials and physical education equipment.  Specialty products are sold to teachers and curriculum specialists to assist with educational development in the classroom.  Our specialty brands include Premier Agendas, Sportime, Childcraft Education, Delta Education, FOSS, Frey Scientific, Sax Arts & Crafts, School Specialty Publishing, Classroom Direct, Teacher’s Media, Sunburst Visual Media, Educator’s Publishing Service (EPS) and Califone.  Our specialty products accounted for 55% of our revenues net of intersegment revenues for the six-month period ended October 28, 2006.

Essentials Products.  Our essentials products include a comprehensive line of everyday consumables, instructional materials, art supplies, educational games, school forms, school furniture and equipment.  Essentials products are typically sold to administrators of school districts and individual schools.  We market our essentials products under the Education Essentials and School Smart brands.  Our essentials products accounted for 45% of our revenues net of intersegment revenues for the six-month period ended October 28, 2006.

Supplemental educational product procurement decisions are generally made at the classroom level by teachers and curriculum specialists and at the district and school levels by administrators.  To best reach these buyer groups, we developed an innovative two-tiered sales and marketing approach.  We target classroom level decision makers through our “bottom up” marketing approach for our specialty products, and target school districts and school administrators through our “top down” marketing approach for our essentials products.  Our “bottom up” approach utilizes our specialty sales force of approximately 360 professionals, over 150 individual specialty catalogs and our brand-specific websites to deliver our premium educational products to teachers and curriculum specialists.  Our “top down” approach utilizes our essentials sales force of approximately 330 professionals, our education essentials catalog and School Specialty Online, an e-commerce solution that enables us to tailor our product offerings and pricing to individual school districts and school administrators.  This two-tiered approach is designed to maximize our customer coverage and sales penetration.

We have grown significantly in recent years through acquisitions and internal growth.  From fiscal 2002 through fiscal 2006, our historical revenues, including revenues from acquisitions, increased from $767.4 million to $1.016 billion, representing a compound annual growth rate, or CAGR, of 7.3%.  Our acquisition strategy has allowed us to solidify our leading position within the industry, enhance our product offering and leverage our national distribution network and market reach to operate more efficiently.  In addition, our disciplined integration execution has consistently enabled us to reduce redundant costs, increase buying power and consolidate distribution facilities, resulting in improved profitability for the businesses we have acquired.  We remain focused on organic growth but will continue to pursue selective acquisition opportunities that we believe will enhance our position as the leading provider of supplemental educational products in the United States and Canada.

School Specialty, Inc. was founded in October 1959.  In August 2000, we reincorporated from Delaware to Wisconsin.  Our principal offices are located at W6316 Design Drive, Greenville, Wisconsin 54942, and our telephone number is (920) 734-5712.  Our general website address is www.schoolspecialty.com.  Information contained in any of our websites is not deemed to be a part of this prospectus.

The Delta Acquisition

On August 31, 2005, we acquired Delta, a leading provider of science education instructional materials for the preK-12 education market in the United States, for $270.3 million, net of cash acquired, excluding fees and expenses.  We refer to our acquisition of Delta as the “Delta Acquisition.”  The Delta Acquisition positions us as a leading provider of highly differentiated instructional materials for the preK-12 education market in the United States, with a significant focus on elementary and secondary science, an area that supplements our existing range of product offerings.  Consistent with our overall growth strategy, the Delta Acquisition increases our revenue mix from proprietary and specialty products.  It also establishes us as the second largest provider of supplemental science education products.  Delta has been integrated into our existing operations.

THE OFFERING

The summary below describes the principal terms of the Debentures.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  The “Description of the Debentures” section contains a more detailed description of the terms and conditions of the Debentures.

Issuer..........................................................	School Specialty, Inc.

Securities Offered......................................	$200.0 million aggregate principal amount of 3.75% Convertible Subordinated Debentures Due 2026.

Maturity Date.............................................	November 30, 2026, unless earlier converted, redeemed or repurchased

Interest........................................................

We will pay interest on the Debentures on May 30 and November 30 of each year, beginning May 30, 2007, at an annual rate of 3.75%.  Additional interest is payable if we fail to comply with certain obligations set forth under “Description of the Debentures—Registration Rights.”  In addition, we may be required to pay contingent interest, as set forth under “Contingent Interest,” below.  Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

Subordination.............................................

The Debentures will be our general unsecured obligations and will be subordinated in right of payment to all of our existing and future senior debt and effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.  The Debentures will be pari passu in right of payment with our 3.75% convertible subordinated notes due 2023.

As of October 28, 2006, we had approximately $422.5 million of outstanding indebtedness, including capital leases and sale and leaseback obligations, that would have constituted senior debt.  As of October 28, 2006, the indebtedness and other liabilities of our subsidiaries, excluding the securitization facility, that would effectively have been senior to the Debentures were approximately $289.5 million.  As described under “Description of Other Financing Arrangements,” we entered into an amended and restated senior credit facility on February 1, 2006, which consists of a $350.0 million revolving senior credit facility and an available $100.0 million incremental term loan.  As of October 28, 2006, we had approximately $133.0 million of other liabilities that would have been of the same ranking as the Debentures which consists of our 3.75% convertible subordinated notes due 2023.  Our $133.0 million 3.75% convertible subordinated notes due 2023 became convertible during the second quarter of fiscal 2006 and, as a result, holders of the debentures may surrender the notes for conversion until July 31, 2023.  See “Description of Other Financing Arrangements.”  The indenture under which the Debentures will be issued contains no limitation on the incurrence of indebtedness and other liabilities by us or our subsidiaries.  See “Description of the Debentures—Subordination” and “Risk Factors—Risks Relating to the Debentures—The Debentures are subordinated to our senior debt and effectively subordinated to all the obligations of our subsidiaries.”

Contingent Interest.....................................

We will also pay contingent interest to the holders of the Debentures with respect to any six-month period from May 30 to November 29 and from November 30 to May 29 commencing with the period beginning November 30, 2011, if the average trading price (as defined under “Description of the Debentures—Contingent Interest”) of a Debenture for the five consecutive trading days immediately before the last trading day before the relevant six-month period equals or exceeds 120% of the principal amount of the Debentures.

The amount of contingent cash interest payable per Debenture in respect of any six-month period will equal 0.25% per year of the average trading price of a Debenture for the five trading day period referred to above.

U.S. Federal Income Tax Considerations...

Under the indenture governing the Debentures, we and each holder and beneficial owner of a Debenture agree (in the absence of a change in law requiring a contrary treatment) to treat the Debentures as indebtedness for U.S. federal income tax purposes that is subject to Treasury regulations governing contingent payment debt instruments.  By purchasing the Debentures, you will agree in the indenture to include interest income on the Debentures in your gross income on a constant yield to maturity basis at a rate comparable to the rate at which we could issue a fixed-rate, noncontingent, nonconvertible debt instrument with terms and conditions otherwise similar to those of the Debentures (subject to certain adjustments to your interest inclusions).  We have determined this rate to be 9.75% per annum, compounded semi-annually.  Under these Treasury regulations, in each taxable year you will be required to include an amount of interest income in your gross income that generally will substantially exceed the cash interest payments (both fixed and contingent) actually received by you in that year.  Additionally, you generally will be required to recognize, as ordinary interest income, any gain realized on the sale, exchange, conversion, redemption or repurchase of your Debentures (with any such gain being computed in the case of a conversion by treating the amount of cash and the fair market value of any common stock you receive as your amount realized).  Any loss will be ordinary loss to the extent of the interest you previously included in income and, thereafter, capital loss.  The application of these Treasury regulations is uncertain and no ruling has been or will be sought from the Internal Revenue Service (the “IRS”) concerning application of these regulations to the Debentures.  You should consult your own tax advisor concerning the tax consequences of owning, converting and disposing of the Debentures and any common stock received on conversion of the Debentures in light of your particular situation.  See “Material U.S. Federal Tax Considerations.”

Conversion Rights......................................	You may convert your Debentures at any time before the stated maturity from and after the date of the following events:

•

during any fiscal quarter after the fiscal quarter ending January 27, 2007, if the last reported sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

•

during the five business days immediately after any five consecutive trading-day period in which the trading price (as defined under “Description of the Debentures—Contingent Interest”) per $1,000 principal amount of the Debentures for each day of that period was less than 98% of the product of the closing price of our common stock and the conversion rate of the Debentures on each such day;

• if we have called the Debentures for redemption;

• on or after November 30, 2025; or

• on the occurrence of the specified corporate transactions, described under “Description of the Debentures—Conversion Rights—Conversion upon Specified Corporate Transactions.”

For each $1,000 principal amount of Debentures surrendered for conversion, you initially will receive cash and shares of our common stock, if any, at a conversion rate of 19.4574 shares.  This represents an initial conversion price of approximately $51.39 per share of common stock.  The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest (or contingent interest and additional interest, if any).  On conversion, you will generally not receive any cash payment representing accrued interest (or contingent interest and additional interest, if any).  Instead, accrued interest, contingent interest and additional interest will be deemed paid by cash and shares of the common stock, if any, received by you on conversion.  Debentures called for redemption may be surrendered for conversion until the close of business on the business day before the redemption date.

On a surrender of your Debentures, we will deliver cash equal to the lesser of the aggregate principal amount of Debentures to be converted and our total conversion obligation.  We will deliver, at our option, cash or shares of our common stock in respect of the remainder, if any, of our conversion obligation as described under “Description of the Debentures—Conversion Rights—Payment Upon Conversion.”

If you elect to convert your Debentures in connection with certain corporate transactions that occur on or prior to November 30, 2011, we will increase the conversion rate by a number of additional shares of common stock upon conversion as described under “Description of the Debentures—Conversion Rights—Conversion Rate Adjustments—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company.

Payment at Maturity...................................	Each holder of $1,000 principal amount of the Debentures shall be entitled to receive $1,000 at maturity, plus accrued interest (including contingent interest and additional interest, if any).

Sinking Fund..............................................	None.

Optional Redemption.................................

We may not redeem the Debentures before November 30, 2011.  We may redeem some or all of the Debentures for cash on or after November 30, 2011, on at least 30 days’ but not more than 60 days’ notice by mail to holders of Debentures at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional interest, if any), to the redemption date.

Repurchase Right of Holders......................

You may require us to repurchase for cash all or a portion of your Debentures on November 30, 2011, 2016 and 2021 at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest (including contingent interest and additional interest, if any), to the repurchase date.

Fundamental Change Put...........................

On a fundamental change (as defined under “Description of the Debentures—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change”), you may require us, subject to certain conditions, to repurchase for cash all or a portion of your Debentures at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest (including contingent interest and additional interest, if any), to the repurchase date.

Events of Default........................................

If there is an event of default under the Debentures, the principal amount of the Debentures, plus accrued and unpaid interest (including contingent interest and additional interest, if any), may be declared due and payable.  These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Use of Proceeds..........................................	We will not receive any proceeds from the sale by selling securityholders of the Debentures or shares of common stock. See “Use of Proceeds.”

Form, Denomination and Registration.......

The Debentures were issued in fully registered form.  The Debentures were issued in denominations of $1,000 principal amount and integral multiples thereof.  The Debentures are represented by one or more global Debentures, deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., DTC’s nominee.  Beneficial interests in the global Debentures are shown on, and any transfers will be effected only through, records maintained by DTC and its participants.  See “Description of the Debentures—Form, Denomination, Exchange, Registration and Transfer.”

Registration Rights....................................

We prepared this prospectus in connection with our obligations under a registration rights agreement pursuant to which we agreed to file with the SEC a shelf registration statement, of which this prospectus is a part, covering resales of the Debentures and the common stock issuable upon conversion of the Debentures.  Pursuant to such registration rights agreement, we also agree to use commercially reasonable efforts to keep the shelf registration statement effective until the earliest of:

• the second anniversary of the last issuance of the Debentures pursuant to the purchase agreement with the initial purchaser;

•

the date when the holders that are not our affiliates of the Debentures and the common stock issuable upon conversion of the Debentures are able to sell all such securities immediately pursuant to Rule 144(k) under the Securities Act; or

•

the date when all of the Debentures and common stock issuable upon conversion of the Debentures are sold pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in effect.

We are required to pay you additional interest if we fail to keep the shelf registration statement effective during the specified time periods. See “Description of the Debentures—Registration Rights.”

Absence of a Public Market for the Debentures...............................................

The Debentures are not listed on any national securities exchange or on The Nasdaq Global Select Market.  The Debentures initially issued in the private placement are eligible for trading in the PORTAL market.  Debentures sold using this prospectus, however, will no longer be eligible for trading in the PORTAL market.

Nasdaq Symbol for our Common Stock.....	Our common stock is traded on The Nasdaq Global Select Market under the symbol “SCHS.”

Risk Factors................................................

An investment in the Debentures or shares of common stock involves risks.  You should carefully consider the information set forth under “Risk Factors” as well as other information included in or incorporated by reference into this prospectus before deciding whether to invest in the Debentures or shares of common stock.

RISK FACTORS

An investment in our Debentures or shares of common stock involves a high degree of risk.  You should carefully consider the following factors, in addition to the other information and data contained in this prospectus, in deciding whether to invest in the Debentures.  This prospectus contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such differences include those discussed below.

Risks Related to Us

We have received a comment letter from the SEC, about which we are in the process of communicating with the SEC.

We received a comment letter from the Securities and Exchange Commission (the “SEC”) with respect to our Annual Report on Form 10-K for the year ended April 29, 2006, as filed with the SEC on July 12, 2006.  The primary focus of the SEC’s letter was disclosure related matters.  We have been in communication with the SEC in an effort to resolve the matters set forth in the SEC comment letter and expect to resolve these disclosures and reporting related matters in the near future.

Our business depends upon the growth of the student population and school expenditures and can be adversely impacted by fixed school budgets.

Our growth strategy and profitability depend in part on growth in the student population and expenditures per student in preK-12 schools.  The level of student enrollment is largely a function of demographics, while expenditures per student are affected by federal, state and local government budgets.  For example, from 2002 to 2004, the industry was negatively affected by a generally weakened economic environment which placed pressure on some state and local budgets, the primary sources of school funding.  This was evidenced, among other things, by the 5.7% decline in state tax revenue in 2002.  In school districts in states that primarily rely on local tax proceeds for funding, significant reductions in those proceeds for any reason can restrict district expenditures and impact our results of operations.  Any significant and sustained decline in student enrollment and/or expenditures per student could have a material adverse effect on our business, financial condition, and results of operations.  Because school budgets are fixed on a yearly basis, any shift by schools in expenditures during a given fiscal year to areas that are not part of our business could also materially affect our business.  For example, during fiscal 2006, our results were adversely affected and our organic revenues throughout our business declined in part because we believe schools unexpectedly increased their expenditures on fuel and health-related costs, and consequently decreased their spending on supplemental educational products and equipment.

If we are unable to successfully identify and integrate acquisitions, our results of operations could be adversely affected.

In recent years, a significant amount of our growth has come from acquisitions.  Future growth in our revenues and earnings will be impacted by our ability to continue to acquire and successfully integrate businesses.  We cannot guarantee that we will be able to identify and acquire businesses on reasonable terms or at all.  If we are unable to do so, our future growth may be limited, or our revenues could decline.  In addition, the integration of acquired businesses with our existing business operations presents many challenges and can demand significant attention from our key managers.  The demands placed upon the time of our management team may adversely affect the operation of our existing business.  Managing and integrating acquired businesses may result in substantial costs, delays, or other operating or financial problems that could materially and adversely affect our financial condition and results of operations.

Key risks involve:

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failure to execute as well or as quickly as anticipated on our integration plans, including the integration of acquired employees, operations, technologies and products with our existing business and products;

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retention of business relationships with suppliers and customers of the acquired business;

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loss of key personnel of the acquired business;

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the diversion of our management during the integration process; and

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resistance to cultural changes in the acquired organization.

Increased costs associated with the distribution of our products would adversely affect our results of operations.

Higher than expected costs and other difficulties associated with the distribution of our products could affect our results of operations.  To the extent we incur difficulties or higher than expected costs related to updating our distribution centers, such costs may have a material adverse effect on our business, financial condition and results of operations.  Any disruption in our ability to service our customers may also impact our revenues or profits.  Moreover, as we update our distribution model or change the product mix of our distribution centers, we may encounter unforeseen costs or difficulties that may have an adverse impact on our financial performance.

Our business is highly seasonal.

Because most of our customers want their school supplies delivered before or shortly after the commencement of the school year, we record most of our revenues from June to October.  During this period, we receive, ship and bill the majority of orders for our products so that schools and teachers receive their merchandise by the start of each school year.  To the extent we do not sell our products to schools during the peak shipping season, many of such sales opportunities will be lost and will not be available in subsequent quarters.  Our inventory levels increase in April through June in anticipation of the peak shipping season.  We usually earn more than 100% of our annual net income in the first two quarters of our fiscal year and operate at a net loss in our third and fourth fiscal quarters.  This seasonality causes our operating results to vary considerably from quarter to quarter and significantly impacts our liquidity position.

If our key suppliers or service providers were unable to provide the products and services we require, our business could be adversely affected.

We depend upon a limited number of suppliers for some of our products, especially furniture and proprietary products.  We also depend upon a limited number of service providers for the delivery of our products.  If these suppliers or service providers are unable to provide the products or services that we require or materially increase their costs (especially during our peak season of June through October), our ability to deliver our products on a timely and profitable basis could be impaired and thus could have a material adverse effect on our business, financial condition and results of operations.  Many of our agreements with our suppliers are terminable at any time or on short notice, with or without cause, and, while we consider our relationships with our suppliers to be good, we cannot assure that any or all of our relationships will not be terminated or that such relationships will continue as presently in effect.

Our business is highly competitive.

The market for supplemental educational products and equipment is highly competitive and fragmented.  We estimate that over 2,000 companies market supplemental educational products and equipment to schools with preK-12 as a primary focus of their business.  We also face competition from alternate channel marketers, including office supply superstores, and office product contract stationers, that have not traditionally focused on marketing supplemental educational products and equipment.  Our competitors impact the prices we are able to charge and we expect to continue to face pricing pressure from our competitors in the future.  These competitors are likely to continue to expand their product lines and interest in supplemental educational products and equipment.  Some of these competitors have greater financial resources and buying power than we do.  We believe that the supplemental educational products and equipment market will consolidate over the next several years, which could increase competition in both our markets and our search for attractive acquisition candidates.  We also face increased competition and pricing pressure as a result of the accessibility of the internet.

If any of our key personnel discontinue their role with us, our business could be adversely affected.

Our business depends to a large extent on the abilities and continued efforts of current executive officers and senior management.  We are also likely to depend heavily on the executive officers and senior management of businesses that we acquire in the future.  If any of these people become unable or unwilling to continue in his or her role, or if we are unable to attract and retain other qualified employees, including a new chief operating officer and other key personnel, our business could be adversely affected.  Although we have employment contracts with some of our executive officers, we generally do not have employment agreements with other members of our management.  Other than the life insurance we have in place for our President and Chief Executive Officer, we do not have and do not intend to obtain key man life insurance covering any of our executive officers or other members of our management.

A failure to successfully implement our business strategy could materially and adversely affect our operations and growth opportunities.

Our ability to achieve our business and financial objectives is subject to a variety of factors, many of which are beyond our control, and we may not be successful in implementing our strategy.  In addition, the implementation of our strategy may not lead to improved operating results.  We may decide to alter or discontinue aspects of our business strategy and may adopt alternative or additional strategies due to business or competitive factors or factors not currently expected, such as unforeseen costs and expenses or events beyond our control.  Any failure to successfully implement our business strategy could materially and adversely affect our results of operations and growth opportunities.

We face risks associated with our increasing emphasis on imported goods and private label products.

Increase in the cost or a disruption in the flow of our imported goods may adversely impact our revenues and profits and have an adverse impact on our cash flows.  Our business strategy includes an increased emphasis on offering private label products and sourcing quality merchandise directly from low cost suppliers.  As a result, we expect to rely more heavily on imported goods from China and other countries and we expect the sale of imported goods to continue to increase as a percentage of our total revenues.  To the extent we rely more heavily on the sale of private label products, our potential exposure to product liability claims may increase.  In addition, our reputation may become more closely tied to our private label products and may suffer to the extent our customers are not satisfied with the quality of such products.  Private label products will also increase our risks associated with returns and inventory obsolescence.  Our reliance on imported merchandise subjects us to a number of risks, including:  (a) increased difficulties in ensuring quality control; (b) disruptions in the flow of imported goods due to factors such as raw material shortages, work stoppages, strikes, and political unrest in foreign countries; (c) problems with oceanic shipping, including shipping container shortages; (d) economic crises and international disputes; (e) increases in the cost of purchasing or shipping foreign merchandise resulting from a failure of the United States to maintain normal trade relations with China and the other countries we do business in; (f) import duties, import quotas, and other trade sanctions; and (g) increases in shipping rates imposed by the trans-Pacific shipping cartel.  If imported merchandise becomes more expensive or unavailable, we may not be able to transition to alternative sources in time to meet our demands.  A disruption in the flow of our imported merchandise or an increase in the cost of those goods due to these or other factors would significantly decrease our revenues and profits and have an adverse impact on our cash flows.

Currency exchange rates may impact our financial condition and results of operations and may affect the comparability of our results between financial periods.

To the extent we source merchandise from overseas manufacturers and sell products internationally, exchange rate fluctuations could have an adverse effect on our results of operations and ability to service our U.S. dollar-denominated debt.  The majority of our debt is in U.S. dollars while a portion of our revenue is derived from imported products and international sales.  Therefore, fluctuations in the exchange rate of foreign currencies versus the U.S. dollar could impact our costs and revenues.  In addition, for the purposes of financial reporting, any change in the value of the foreign currencies against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain under generally accepted accounting principles in the United States.  Consequently, our reported earnings could fluctuate as a result of foreign exchange translation gains or losses and may not be comparable from period to period.

It is difficult to forecast our revenue stream given the seasonal purchasing patterns of our customers.

The seasonal purchasing patterns of our customers, and the fact that our customers typically purchase products on an as-needed basis, make it difficult for us to accurately forecast our revenue stream, which may vary significantly from period to period.  Financial analysts and others that may seek to project our future performance face similar difficulties.  The difficulty in accurately forecasting our revenue increases the likelihood that our financial results will differ materially from any projected financial results.  Any shortfall in our financial results from our or third party projected results could cause a decline in the trading price of our common stock and the Debentures.

We have a material amount of goodwill and intangible assets which might be written-down.

At October 28, 2006, goodwill and intangible assets represented approximately 62.7% of our total assets.  Goodwill is the amount by which the cost of an acquisition exceeds the fair value of the net assets we acquire.  In addition, we are required to evaluate whether our goodwill and other intangible assets have been impaired.  Reductions in our net income caused by the write-down of our existing goodwill or intangible assets or any goodwill or intangible assets acquired in any future acquisition we may make could materially adversely affect our results of operations.  For example, during the fourth quarter of fiscal 2006, we recorded a pre-tax impairment charge of $25.6 million related to our Visual Media business unit.

Our operations are dependent on our information systems.

We have integrated the operations of most of our divisions and subsidiaries, which operate on a host system located at our Greenville, Wisconsin headquarters.  In addition, there are five divisions running legacy systems hosted at their locations.  All systems rely on continuous telecommunication connections to the main computers.  If any of these connections becomes disrupted, or unavailable, for an extended period of time, the disruption could materially and adversely affect our business, operations and financial performance.  We also continue to introduce new information systems to achieve a common processing infrastructure for all of our businesses, which will displace existing legacy systems.  As we implement the new systems to the businesses, there is the possibility that it can be disruptive should the new systems not perform as expected.

Even though we have taken precautions to protect ourselves from unexpected events that could interrupt new, existing and acquired business operations and systems, we cannot be sure that fire, flood or other natural disasters would not disable our systems and/or prevent them from communicating between business segments.  The occurrence of any such event could have a material adverse effect on our business, results of operations and financial condition.  We also confront challenges in integrating the information systems of any companies we acquire.  The costs associated with performing such integrations or any disruptions resulting from a failure to successfully make any such integration could materially impact our business.

We rely on our intellectual property in the design and marketing of our products.

We rely on certain trademarks, trade names and service names, along with licenses to use and exploit certain trademarks, trade names and service names (collectively, the “marks”) in the design and marketing of some of our products.  We could lose our ability to use our brands if our marks were found to be generic or non-descriptive.  While no single mark is material to our business, the termination of a number of these marks could have an adverse effect on our business.  We also rely on certain copyrights, patents and licenses other than those described above, the termination of which could have an adverse effect on our business.

The agreements governing our debt contain various covenants that limit our discretion in the operation of our business, could prohibit us from engaging in transactions we believe to be beneficial and could lead to the acceleration of our debt.

Our existing and future debt agreements impose and will impose operating and financial restrictions on our activities.  These restrictions require us to comply with or maintain certain financial tests and ratios and restrict our ability and our subsidiaries’ ability to:

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incur additional debt;

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create liens;

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make acquisitions;

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redeem and/or prepay certain debt;

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sell or dispose of a minority equity interest in any subsidiary or other assets;

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make capital expenditures;

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make certain investments;

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enter new lines of business;

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engage in consolidations, mergers and acquisitions;

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repurchase or redeem capital stock;

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guarantee obligations;

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engage in certain transactions with affiliates; and

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pay dividends and make other distributions.

Our amended and restated senior credit facility also requires us to comply with certain financial ratios, including a total leverage ratio, a senior leverage ratio and a minimum fixed charge coverage ratio.  These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, mergers and acquisitions and other corporate opportunities.

Risks Relating to the Debentures

The market price of the Debentures will be affected significantly by the price of our common stock and other factors.

The market price of the Debentures is expected to be affected significantly by the market price of our common stock.  This may result in greater volatility in the market price of the Debentures than would be expected for nonconvertible debt securities that we issue.  In addition, the Debentures have a number of features, including conditions to conversion, which, if not met, could result in the holder of a Debenture receiving less than the value of the shares of our common stock into which the Debenture otherwise is convertible.  These features could materially adversely affect the value and trading prices of the Debentures.

The market price of our common stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to factors such as:

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actual or anticipated quarter-to-quarter variations in our operating results;

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changing conditions in the supplemental educational supply market;

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changes in earnings estimates or recommendations by analysts; and

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other events and factors, many of which will be outside our control.

In addition, the stock market in general, and The Nasdaq Global Select Market in particular, have experienced extreme price and trading volume fluctuations.  These fluctuations have resulted in volatility in the market prices of securities of companies like ours that has often been unrelated or disproportionate to changes in operating performance.  Any such broad market fluctuations may adversely affect the market prices of the Debentures and our common stock.

Changes in financial and credit markets could adversely affect the market price of the Debentures.

The market price of the Debentures will be based on a number of external factors, including:

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the prevailing interest rates being paid by companies similar to us; and

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the overall condition of the financial and credit markets.

The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.  Fluctuations in these factors could have an adverse effect on the price of the Debentures.

We may incur additional indebtedness.

The indenture governing the Debentures will not prohibit us from incurring substantial additional indebtedness in the future, including indebtedness which would be senior to the Debentures.  We are also permitted to incur additional secured indebtedness that would be effectively senior to the Debentures.  The indenture governing the Debentures will also permit unlimited additional borrowings by our subsidiaries that could be effectively senior to the Debentures.  In addition, the indenture will not contain any restrictive covenants limiting our ability to pay dividends, make any payments on junior or other indebtedness or otherwise limit our financial condition.

The Debentures are subordinated to our senior debt and effectively subordinated to all the obligations of our subsidiaries.

The Debentures will be unsecured and subordinated in right of payment to all of our existing and future senior debt.  As a result of such subordination, in the event of our bankruptcy, liquidation or reorganization or upon acceleration of the Debentures due to an event of default under the indenture and in certain other events, our assets will be available to pay obligations on the Debentures only after all senior debt has been paid in full in cash or other payment satisfactory to the holders of the senior debt, and there may not be sufficient assets remaining to pay amounts due on any or all of the Debentures then outstanding.  The Debentures also will be effectively subordinated to the liabilities, including trade payables, of our subsidiaries.  The indenture does not prohibit or limit the incurrence of senior debt or the incurrence of other indebtedness and other liabilities by us or any of our subsidiaries.  The incurrence of additional indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay our obligations on the Debentures.  In addition, our amended and restated senior credit facility is secured by substantially all of our assets.  As of October 28, 2006, we had approximately $422.5 million of outstanding indebtedness, including capital leases and sale and leaseback obligations, that would have constituted senior debt.  As of October 28, 2006, the indebtedness and other liabilities of our subsidiaries, excluding the securitization facility, that would effectively have been senior to the Debentures were approximately $289.5 million.  As described under “Description of Other Financing Arrangements,” we entered into our amended and restated senior credit facility on February 1, 2006, which consists of a $350.0 million revolving senior credit facility and an available $100.0 million incremental term loan.  As of October 28, 2006, we had approximately $133.0 million of other liabilities that would have been of the same ranking as the Debentures, which consisted of our 3.75% convertible subordinated notes due 2023.  Our $133.0 million 3.75% convertible subordinated notes due 2023 became convertible during the second quarter of fiscal 2006 and, as a result, holders of the notes may surrender the notes for conversion until July 31, 2023.  We anticipate that from time to time we will incur additional debt and other liabilities, including senior debt, and that from time to time our subsidiaries will incur additional debt and other liabilities.  See “Description of the Debentures—Subordination.”

The Debentures are our obligations exclusively.  However, since we conduct a significant portion of our operations through our subsidiaries, our cash flow and our consequent ability to service our debt, including the Debentures, depends in part upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us.  The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, depend upon the earnings of those subsidiaries and be subject to various business considerations.  The Debentures are effectively subordinated to the liabilities, including trade payables, of our subsidiaries.

The indenture does not contain any financial covenants.  Consequently, we are not required under the indenture to meet any financial tests, such as those that measure our working capital, interest coverage, fixed charge or net worth, in order to maintain compliance with the terms of the indenture.

We may not have sufficient cash to repurchase the Debentures at the option of the holder or on a fundamental change or to pay the cash payable on a conversion, which may increase your credit risk, our bank debt may not allow such a payment and your right to require us to repurchase your Debentures upon a fundamental change may not protect you upon the occurrence of certain events that might adversely affect our financial condition or business operations.

On November 30, 2011, 2016 and 2021, holders of the Debentures have the right to require us to repurchase for cash all or any portion of their Debentures at 100% of their principal amount plus accrued and unpaid interest (including contingent interest, if any), up to but not including the repurchase date.  On a fundamental change (as defined under “Description of the Debentures—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change”), subject to certain conditions, holders of the Debentures will have the right to require us to repurchase for cash all outstanding Debentures at 100% of their principal amount plus accrued and unpaid interest (including contingent interest, if any), up to but not including the repurchase date.  The Debentures will be convertible, at your option, into cash and shares of our common stock, if any, at any time before the stated maturity, from and after the date of certain events described under “Description of the Debentures—Conversion Rights.”  However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered Debentures or settlement of converted Debentures.  Our amended and restated senior credit facility limits our ability to redeem subordinated debt and have the Debentures or our 3.75% convertible subordinated notes converted and settled in cash.  Accordingly, should holders of the Debentures or our 3.75% convertible subordinated notes require us to repurchase more than $10.0 million of notes on a combined basis or convert and settle such instruments into more than $10.0 million of cash, we would not be permitted to do so under our amended and restated senior credit facility.  Our 3.75% convertible subordinated notes are currently convertible.  See “Description of Other Financing Arrangements—3.75% Convertible Subordinated Notes Due 2023.”  Further, any credit facility in place at the time of a repurchase or conversion of the Debentures may also limit our ability to use borrowings to pay any cash payable on a repurchase or conversion of the Debentures and may prohibit us from making any cash payments on the repurchase or conversion of the Debentures including if a default or event of default has occurred under that facility without the consent of the lenders under that facility.  Our failure to repurchase tendered Debentures or the 3.75% convertible subordinated notes at a time when the repurchase is required by the relevant indenture or to pay any cash payable on a conversion of the Debentures or the 3.75% convertible subordinated notes would constitute a default under the relevant indenture.  A default under either indenture or a fundamental change could lead to a default under our credit facilities or other existing and future agreements governing our indebtedness.  If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Debentures.

In addition, the term “fundamental change” is limited to certain specified transactions and does not include other events that might adversely affect our financial condition or business operations.  The provisions of the indenture which require us to repurchase Debentures tendered to us by holders of the Debentures upon the occurrence of such a fundamental change as described above would not necessarily protect holders of the Debentures if highly leveraged or other transactions involving us occur that may affect holders adversely.  We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the Debentures but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Failure to comply with covenants to our existing or future financing agreements could result in cross-defaults under some of our financing agreements which could jeopardize our ability to pay the Debentures.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain the financial tests and ratios required by the instruments governing our financing arrangements.  Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including the indenture governing the Debentures.  A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt.  Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the Debentures.  In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.  We also may amend the provisions and limitations of our amended and restated senior credit facility from time to time without the consent of the holders of Debentures.

Our debt contains prepayment or acceleration rights at the election of the holders upon a covenant default or change in control, which acceleration rights, if exercised, could constitute an event of default under the Debentures.  It is possible that we would be unable to fulfill all of these obligations and make payments on the Debentures simultaneously.

The additional shares of common stock payable on any Debentures converted in connection with specified corporate transactions may not adequately compensate you for any loss you may experience as a result of such specified corporate transactions.

If certain specified corporate transactions occur on or prior to November 30, 2011, we will under certain circumstances increase the conversion rate on Debentures converted in connection with the specified corporate transaction by a number of additional shares of common stock.  The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified corporate transaction as described under “Description of the Debentures—Conversion Procedures—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.”  While the additional shares are designed to compensate for the lost option value on the Debentures, the additional shares of common stock issuable on conversion of the Debentures in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of such specified corporate transaction.  If the specified corporate transaction occurs after November 30, 2011 or if the price paid per share of our common stock in the specified corporate transaction is less than the common stock price at the date of issuance of the Debentures or above a specified price, there will be no increase in the conversion rate.  In addition, in certain circumstances on a fundamental change arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of the Debentures—Conversion Procedures—Conversion Rate Adjustments” and, if we so elect, holders of Debentures will not be entitled to the increase in the conversion rate determined as described above.

If you hold the Debentures, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold the Debentures, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock.  You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your Debentures and in limited cases under the anti-dilution adjustments of the Debentures.  For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The conversion rate of the Debentures may not be adjusted for all dilutive events.

The conversion rate of the Debentures is subject to adjustment for certain events, including but not limited to the payment of stock dividends on our common stock; subdivisions, splits and combinations of our common stock; the issuance of rights or warrants; distributions of capital stock, indebtedness or assets; certain cash dividends and certain tender or exchange offers as described under “Description of the Debentures—Conversion Procedures—Conversion Rate Adjustments.”  The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may materially adversely affect the trading price of the Debentures or the common stock.  There can be no assurance that an event that adversely affects the value of the Debentures, but does not result in an adjustment to the conversion rate, will not occur.

You should consider the U.S. federal income tax consequences of purchasing, owning and disposing of the Debentures.

Under the indenture governing the Debentures, we and each holder and beneficial owner of a Debenture will agree (in the absence of a change in law requiring a contrary treatment) to treat the Debentures as indebtedness for U.S. federal income tax purposes that is subject to Treasury regulations governing contingent payment debt instruments.  As a result of this treatment, the amount of interest income with respect to the Debentures required to be included in your gross income in each taxable year generally will substantially exceed the cash interest payments on the Debentures (whether fixed or contingent) actually received by you in that year.  Additionally, you generally will be required to recognize, as ordinary interest income, any gain realized on the sale, exchange, conversion, redemption or repurchase of your Debentures (with any such gain being computed in the case of a conversion by treating the amount of cash and the fair market value of any common stock you receive as your amount realized).  The application of these Treasury regulations is uncertain, and no rulings have been or will be sought from the IRS concerning application of these regulations to the Debentures.  The IRS may take contrary positions and, accordingly, no assurance can be given that the IRS or a court will agree with the tax consequences of the ownership, conversion and disposition of the Debentures and any common stock received on conversion of the Debentures as described in this prospectus.  If the application of these Treasury regulations to the Debentures were successfully challenged by the IRS, the amount, timing and character of income, gain or loss in respect of your Debentures or any common stock received on conversion of your Debentures could be significantly different from that which is described in this prospectus, and the amount of any interest deductions that could be claimed by us in connection with the Debentures could be reduced.  Further, the comparable yield and projected payment schedule provided by us are not binding on the IRS.  If the IRS successfully challenged the comparable yield or the projected payment schedule provided by us, the redetermined yield could be materially greater or less than the comparable yield provided by us and/or the projected payment schedule could differ materially from the projected payment schedule provided by us.  In any such case, the timing and amount of interest accruals on your Debentures could be significantly affected, and the amount of any interest deductions that could be claimed by us in connection with the Debentures could be reduced.  You should consult your own tax advisor concerning the tax consequences of owning, converting and disposing of the Debentures and any common stock received on conversion of the Debentures in light of your particular situation.  See “Material U.S. Federal Tax Considerations.”

The conditional conversion feature of the Debentures could result in you not receiving the value of the common stock into which the Debentures are convertible.

The Debentures are convertible into cash and shares of common stock, if any, only if specific conditions are met.  If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which your Debentures would otherwise be convertible.

On conversion of the Debentures, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right.

The conversion value that you will receive on conversion of your Debentures is in part determined by the volume weighted average price or VWAP of our common stock for each the 20 consecutive trading days beginning on the second trading day immediately following the conversion date (as more fully described in “Description of the Debentures—Payment upon Conversion”).  Accordingly, if the price of our common stock decreases after you tender your Debentures for conversion, the conversion value you will receive may be adversely affected.

Future sales of our common stock or securities convertible into common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the Debentures.

In the future, we may sell additional shares of our common stock or convertible securities to raise capital.  In addition, shares of our common stock are reserved for issuance on the exercise of stock options and on conversion of the Debentures.  We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock.  The issuance and sales of substantial amounts of common stock or securities convertible into common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Debentures and the market price of our common stock.

Absence of dividends could reduce our attractiveness to investors, which could depress the price of the common stock into which the Debentures are convertible.

We have not declared or paid any cash dividends on our common stock to date.  We currently intend to retain our future earnings to finance the growth, development and expansion of our business.  As a result, our common stock may be less attractive to certain investors than the stock of dividend-paying companies.

There has been no trading market for the Debentures.

Prior to the private placement there was no trading market for the Debentures.  Although the broker-dealer that acted as the initial purchaser when the Debentures were originally issued advised us that it intended to make a market in the Debentures, it is not obligated to do so and may discontinue such market making at any time without notice.  Accordingly, there can be no assurance that any market for the Debentures will develop or, if one does develop, that it will be maintained.  If an active market for the Debentures fails to develop or be sustained, the trading price of the Debentures could be materially adversely affected.  The Debentures initially issued in the private placement are eligible for trading on the PORTAL market; however, the Debentures are not listed on any securities exchange and the Debentures sold using this prospectus will no longer be eligible for trading in the PORTAL market.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling securityholders of the Debentures or the shares of common stock issuable upon conversion of the Debentures.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Fiscal Year Ended
	April 27, 2002	April 26, 2003	April 24, 2004	April 30, 2005	April 29, 2006	Six Months Ended October 28, 2006

Ratio of earnings to fixed charges	2.8x	4.2x	4.2x	5.3x	1.1x	9.0x

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges plus amortization of capitalized interest less interest capitalized during the period.  Fixed charges include interest expense, whether expensed or capitalized; amortization of debt issuance cost; and the portion of rental expense representative of the interest factor.

Fiscal 2005 had 53 weeks, while all other fiscal years reported and referenced represent 52 weeks.

PRICE RANGE OF COMMON STOCK

Our common stock is traded under the symbol “SCHS” on The Nasdaq Global Select Market.  The table below sets forth the reported high and low closing sale prices for shares of our common stock during the indicated quarters.

	High	Low
Fiscal 2007 quarter ended
January 27, 2007 (through January 19, 2007)	$39.50	$36.59
October 28, 2006	39.28	32.00
July 29, 2006	36.26	30.36

Fiscal 2006 quarter ended
April 29, 2006	$38.04	$32.42
January 28, 2006	37.43	32.83
October 29, 2005	48.89	33.38
July 30, 2005	47.00	37.22

Fiscal 2005 quarter ended
April 30, 2005	$40.05	$37.02
January 22, 2005	42.69	35.72
October 23, 2004	40.86	33.49
July 24, 2004	36.72	34.08

On January 19, 2007, the last reported sale price of our common stock on The Nasdaq Global Select Market was $38.29 per share.  As of January 19, 2007, there were 1,980 record holders of our common stock.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock to date.  We currently intend to retain our future earnings to finance the growth, development and expansion of our business.  Accordingly, we do not expect to pay cash dividends on our common stock in the foreseeable future.  In addition, our ability to pay dividends may be restricted or prohibited from time to time by financial covenants and negative covenants in our credit agreements and debt instruments.  Our amended and restated senior credit facility contains restrictions on, and in some circumstances, may prevent, our payment of dividends.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated statement of operations has been developed applying pro forma adjustments to the historical consolidated financial statements of School Specialty and Delta that are incorporated herein by reference in this prospectus.

The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended April 29, 2006 gives effect to the Delta Acquisition as if it had occurred on April 30, 2005.  The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.  The unaudited pro forma condensed consolidated financial information is presented for informational purposes only.  The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the Delta Acquisition actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date.

The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus.

SCHOOL SPECIALTY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED APRIL 29, 2006

	School Specialty for the Fiscal Year Ended April 29, 2006	Delta for the Period from May 1, 2005-August 30, 2005 (1)	The Delta Acquisition and Other Adjustments		Pro Forma
	($ in thousands)
Consolidated Statement of Operations:
Revenues	$1,015,729	$55,460	$ —		$1,071,189
Cost of revenues	582,617	22,929	(4,123)	(2)	601,423
Gross profit	433,112	35,531	4,123		469,766
Selling, general and administrative expenses	376,754	14,459	4,123	(2)	396,478
	—	—	1,142	(3)	—
Impairment charge (4)	26,600	—	—		26,600
Terminated merger-related expenses (5)	5,202	—	—		5,202
Operating income	24,556	18,072	(1,142)		41,486
Other (income) expense:
Interest expense	19,314	1,433	3,802	(6)	24,549
Interest income	(128)	—			(128)
Other	4,113	69	(69)	(7)	4,113
Income before provision for income taxes	1,257	16,570	(4,875)		12,952
Provision for income taxes	1,196	478	4,066	(8)	5,740
Net income	$ 61	$16,092	$(8,941)		$ 7,212

__________________

(1)

Delta’s period from May 1, 2005 to August 30, 2005 was derived from Delta’s internal financial statements.

(2)

Reflects adjustments to reclassify Delta’s warehouse and transportation expense from cost of revenues to selling, general and administrative expenses to conform to School Specialty’s classification.

(3)

Reflects the adjustment to remove historical intangible asset amortization expense recorded by Delta of $0.7 million and to record intangible asset amortization expense related to the intangible assets of $1.8 million recorded by School Specialty.

(4)

Reflects an impairment charge related to our Visual Media business unit of $26.6 million, including goodwill impairment of $25.6 million and product development cost impairment of $1.0 million.

(5)

Reflects third party advisory and investment banking fees incurred in connection with the terminated merger (sale) of School Specialty.

(6)

Reflects pro forma interest expense of $5.2 million on the $270.3 million borrowings for the Delta acquisition less the elimination of Delta’s historical interest expense of $1.4 million.  Pro forma interest expense on the new borrowings is calculated using School Specialty’s incremental borrowing rate at the time of the Delta acquisition of 5.81%.

(7)

Elimination of management fees that will not continue post-acquisition.

(8)

Reflects an income tax provision adjustment using School Specialty’s effective tax rate of 38.9% on Delta’s earnings before taxes and pro forma adjustments.

DESCRIPTION OF OTHER FINANCING ARRANGEMENTS

Senior Credit Facility

We amended and restated our senior credit facility on February 1, 2006.  The amended and restated senior credit facility matures on February 1, 2011 and provides for a $350.0 million revolving senior credit facility.  In addition, the senior credit facility allows for a $100.0 million incremental term loan subject to lender commitments.  Interest on the revolving portion of the facility accrues at a rate of, at our option, either a Eurodollar rate plus an applicable margin of up to 1.75% or the lender’s base rate plus an applicable margin of up to 0.50%.  We also pay a commitment fee of up to 0.375% on unborrowed funds.  Our effective interest rate on borrowings under the amended and restated senior credit facility for the second quarter of fiscal 2007 was approximately 7.14%.  The amended and restated senior credit facility is secured by substantially all of our assets and contains certain financial covenants and negative covenants, which are described below.

Financial Covenants.  The financial covenants in the amended and restated senior credit facility require us to maintain a consolidated total leverage ratio not exceeding (1) 4.25:1.0 if such fiscal quarter is the third or fourth fiscal quarter of our fiscal year and (2) 5.0:1.0 if such fiscal quarter is the first or second quarter of our fiscal year.  We are also required to maintain a consolidated senior leverage ratio not exceeding (1) 3.0:1.0 if such fiscal quarter is the third or fourth fiscal quarter of our fiscal year and (2) 3.75:1.0 if such fiscal quarter is the first or second fiscal quarter of our fiscal year.  In addition, the financial covenants require that our consolidated fixed charges coverage ratio as of the end of any fiscal quarter be at least 3.0:1.0.  Our consolidated capital expenditures are limited under the amended and restated senior credit facility to $25.0 million for any fiscal year, plus up to $5.0 million of the unused amount carried forward from the immediately preceding fiscal year.

Negative Covenants.  The amended and restated senior credit facility contains negative covenants that, among other things, restrict our ability and the ability of our subsidiaries, subject to certain exceptions, to do the following:

•

create, incur or assume liens;

•

make certain investments;

•

create, incur or assume certain indebtedness;

•

merge, dissolve, liquidate or consolidate with or into another person, or make certain dispositions of our assets;

•

declare or make restricted payments, as defined in the senior credit facility;

•

engage in a material line of business substantially different from the lines of business in which we are currently engaged or any business substantially related or incidental thereto;

•

engage in transactions with our officers, directors or affiliates;

•

enter into any certain burdensome contractual obligations; and

•

make optional payments, prepayments, redemptions or acquisitions for value of our other indebtedness.

Our amended and restated senior credit facility limits our ability to redeem subordinated debt.  Accordingly, should holders of the Debentures or our 3.75% convertible subordinated notes require us to repurchase more than $10.0 million of notes on a combined basis, we would not be permitted to do so under our amended and restated senior credit facility.  Our 3.75% convertible subordinated notes are currently convertible.  See “—3.75% Convertible Subordinated Notes due 2023,” below.  Our failure to repurchase tendered Debentures or 3.75% convertible subordinated notes at a time when the repurchase is required by the relevant indenture or to pay any cash payable on a conversion of the Debentures or the 3.75% convertible subordinated notes would constitute a default under the relevant indenture.

Accounts Receivable Securitization Facility

We have an accounts receivable securitization facility.  The facility was amended on February 1, 2006 to extend its expiration to January 31, 2007 and it may be extended further with the financial institution’s consent.  The facility permits advances up to $175.0 million from July 1 through November 30 of each year, and advances up to $75.0 million from December 1 through June 30 of each year.  We entered into the facility for the purpose of reducing our variable rate interest expense.  At October 28, 2006, $50.0 million was advanced under the receivable securitization facility and accordingly, that amount of accounts receivable has been removed from our consolidated balance sheet.  Costs associated with the sale of receivables, primarily related to the discount and loss on sale, for the six months ended October 28, 2006 and October 29, 2005 were $3.6 million and $1.7 million, respectively and are included in other expenses in our consolidated statement of operations.

3.75% Convertible Subordinated Notes Due 2023

On July 18, 2003, we sold an aggregate principal amount of $110.0 million of convertible subordinated notes due August 1, 2023.  On July 30, 2003, the initial purchasers of the notes exercised their option to purchase additional notes and purchased an additional $23.0 million of these notes.  The notes carry an annual interest rate of 3.75% until August 1, 2010, at which time the notes will cease bearing interest and the original principal amount of each note will commence increasing daily by the annual rate of 3.75%.  Depending on the market price of the notes, we will make additional payments of interest commencing August 1, 2008.

The notes became convertible during the second quarter of fiscal 2006 as the closing price of our common stock exceeded $48.00 for the specified amount of time.  As a result, holders of the notes may surrender the notes for conversion at any time from October 1, 2005 until July 31, 2023.  Holders that exercise their right to convert the notes will receive up to the accreted principal amount in cash, with the balance of the conversion obligation, if any, to be satisfied in shares of our common stock or in cash, at our discretion.  No notes have been converted into cash or shares of common stock as of January 19, 2007.

DESCRIPTION OF THE DEBENTURES

We issued the Debentures under an indenture dated as of November 22, 2006 between us and The Bank of New York Trust Company, N.A., as trustee.

The following description is a summary of the material provisions of the Debentures and the indenture and does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the Debentures and the indenture including the definitions of certain terms used in the indenture.  Wherever particular provisions or defined terms of the indenture or the Debentures are referred to, these provisions or defined terms are incorporated in this prospectus by reference.  We urge you to read the indenture because it, and not this description, defines each holder’s rights as a holder of the Debentures.

As used in this “Description of the Debentures” section, references to “School Specialty,” the “company,” “we,” “us” and “our” refer only to School Specialty, Inc., and do not include its subsidiaries.

General

The Debentures will mature on November 30, 2026 unless earlier converted, redeemed or repurchased.  Each holder has the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert its Debentures into cash and shares, if any, of our common stock at an initial conversion rate of 19.4574 shares of common stock per $1,000 principal amount of Debentures.  This is equivalent to an initial conversion price of approximately $51.39 per share of common stock.  The conversion rate is subject to adjustment if certain events occur as described below under “—Conversion Procedures—Conversion Rate Adjustments.”  On a surrender of a holder’s Debentures for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of the Debentures to be converted and our total conversion obligation.  We will deliver, at our option, cash or shares of our common stock in respect of the remainder, if any, of our conversion obligation, as described below under “—Conversion Procedures—Payment upon Conversion.”  If we deliver shares of common stock upon conversion of a Debenture, a holder will not receive fractional shares but a cash payment to account for any such fractional share as described below.  Except as described under “—Interest,” a holder will not receive any cash payment for interest (or contingent interest or additional interest, if any) accrued and unpaid to the conversion date.

We may redeem the Debentures at our option in whole or in part beginning on November 30, 2011 upon the terms set forth under “—Optional Redemption by School Specialty.”

The Debentures will be subject to repurchase by us at your option on November 30, 2011, 2016 and 2021 or upon a fundamental change in us, on the terms and at the repurchase prices set forth below under “—Repurchase of Debentures by School Specialty at Option of Holder” and “—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change,” respectively.

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

No sinking fund is provided for the Debentures and the Debentures are not subject to defeasance.

The Debentures are issued only in denominations of $1,000 principal amount and integral multiples thereof.  References to “a Debenture” or “each Debenture” in this prospectus refer to $1,000 principal amount of the Debentures.  The Debentures are limited to $200.0 million aggregate principal amount.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Any reference to “common stock” means our common stock, par value $0.001 per share.

Subordination

The payment of the principal of, premium, if any, interest, contingent interest and additional interest, if any on the Debentures will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or other payment satisfactory to our senior debt holders of all of our senior debt, whether outstanding on the date of the indenture or thereafter incurred.  Upon any distribution to creditors in our liquidation or dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, an assignment for the benefit of creditors or any marshaling of our assets and liabilities, the holders of our senior debt will be entitled to receive payment in full in cash or other payment satisfactory to them of all obligations in respect of such senior debt before the holders of Debentures will be entitled to receive any payment with respect to the Debentures.

In the event of any acceleration of the Debentures because of an event of default, the holders of our senior debt then outstanding will be entitled to payment in full in cash or other payment satisfactory to them of all obligations in respect of such senior debt before the holders of the Debentures are entitled to receive any payment or distribution in respect of the Debentures.  If payment of the Debentures is accelerated because of an event of default, we or the trustee will promptly notify the holders of our senior debt or the trustee(s) for such senior debt of the acceleration.

No payment on account of principal of, redemption of, conversion for cash, interest and additional interest, if any, on or any other amounts due on the Debentures, including, without limitation, upon any fundamental change, and no redemption, repurchase, conversion for cash, or other acquisition of the Debentures may be made unless

•

full payment of amounts then due on all of our senior debt has been made or duly provided for pursuant to the terms of the instrument governing such senior debt, and

•

at the time of, or immediately after giving effect to, any such payment, redemption, repurchase, conversion for cash or other acquisition, there does not exist under any senior debt or any agreement pursuant to which any senior debt has been issued any default which shall not have been cured or waived and which shall have resulted in the full amount of such senior debt being declared due and payable.

In addition, the indenture provides that if any of the holders of our designated senior debt provide notice (which we refer to as a “payment blockage notice”) to us and the trustee that a default has occurred giving the holder of such designated senior debt the right to accelerate the maturity thereof, no payment on the Debentures and no repurchase, redemption, conversion for cash or other acquisition of the Debentures will be made for the period ending on the earlier of

•

the date on which such event of default shall have been cured or waived, and

•

180 days from the date the payment blockage notice is received.

Notwithstanding the foregoing (but subject to the provisions described above), unless the holders of such designated senior debt or the representative of such holder shall have accelerated the maturity of such designated senior debt, we may resume payments on the Debentures after the end of such blockage period.  Not more than one payment blockage notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to designated senior debt during such period.  No non-payment default with respect to designated senior debt that existed or was continuing on the date of the commencement of any payment blockage period will be, or can be, made the basis for the commencement of a second payment blockage period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

By reason of the subordination provisions described above, in the event of our liquidation or insolvency, holders of our senior debt may receive more, ratably, and holders of the Debentures may receive less, ratably, than our other creditors.  Such subordination will not prevent the occurrences of any event of default under the indenture.

The Debentures are our obligations exclusively.  However, since a substantial portion of our operations are conducted through subsidiaries, our cash flow and our consequent ability to service our debt, including the Debentures, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us.  The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are dependent upon the earnings of those subsidiaries and are subject to various business considerations.

Our right to receive assets of any of our subsidiaries upon its liquidation or reorganization (and the consequent right of the holders of the Debentures to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are ourselves recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

As of October 28, 2006, we had approximately $422.5 million of outstanding indebtedness, including capital leases and sale and leaseback obligations, that would have constituted senior debt.  As of October 28, 2006, the indebtedness and other liabilities of our subsidiaries, excluding the securitization facility, that would effectively have been senior to the Debentures were approximately $289.5 million.  As of October 28, 2006, we had approximately $133.0 million of other liabilities that would have been of the same ranking as the Debentures which consists of our 3.75% Convertible Subordinated Debentures due 2023.  The indenture will not limit the amount of additional indebtedness, including senior debt, that we can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness and other liabilities that any subsidiary can create, incur, assume or guarantee.

In the event that, notwithstanding the foregoing, the trustee or any holder of Debentures receives any payment or distribution of our assets of any kind in contravention of any of the terms of the indenture, whether in cash, property or securities, including by way of set-off or otherwise, in respect of the Debentures before all of our senior debt is paid in full in cash or other payment satisfactory to the holders of such senior debt, then such payment or distribution will be held by the recipient in trust for the benefit of holders of our senior debt, and will be immediately paid over or delivered to the holders of our senior debt or their representatives to the extent necessary to make payment in full in cash or other payment satisfactory to such holders of all senior debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of our senior debt.

Interest

The Debentures will bear interest at a rate of 3.75% per year.  We will also pay contingent interest on the Debentures in the circumstances described under “—Contingent Interest” and additional interest on the Debentures in the circumstances described under “—Registration Rights.”  Interest (including contingent interest and additional interest, if any), shall be payable in cash semi-annually in arrears on May 30 and November 30 of each year, commencing May 30, 2007.  Interest on a Debenture (including contingent interest and additional interest, if any), will be paid to the person in whose name the Debenture is registered at the close of business on the May 15 or November 15, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that accrued and unpaid interest (including contingent interest and additional interest, if any), payable upon redemption or repurchase by us will be paid to the person to whom principal is payable, in cash, unless the redemption date or repurchase date, as the case may be, is after a record date and on or prior to the interest payment date to which that record date relates in which case interest will be paid on the interest payment date to the holder on the record date.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from the date the Debentures are issued or from the most recent date to which interest has been paid or duly provided for.

Upon conversion of a Debenture, a holder will not receive any cash payment of interest (including contingent interest and additional interest, if any) unless, as described below, such conversion date occurs between a record date and the interest payment date to which that record date relates.  If we deliver any shares of common stock upon surrender of a Debenture for conversion, we will not issue fractional shares of common stock.  Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day immediately prior to the conversion date.  Our delivery to a holder of the full amount of cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•

the principal amount of the Debenture, and

•

accrued but unpaid interest (including contingent interest and additional interest, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest and additional interest, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if Debentures are converted after the close of business on a record date but prior to the opening of business on the interest payment date to which that record date relates, holders of such Debentures at the close of business on the record date will receive the interest (including contingent interest and additional interest, if any), payable on the Debentures on the corresponding interest payment date notwithstanding the conversion.  Such Debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional interest, if any) payable on the Debentures so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the interest payment date to which that record date relates or (2) to the extent of any overdue interest (and any contingent interest and additional interest) if any such interest exists at the time of conversion with respect to such Debenture.

Contingent Interest

During any six-month period from May 30 to November 29 and from November 30 to May 29, beginning with the period commencing on November 30, 2011 and ending on May 29, 2012, we will pay contingent interest, in cash, on the interest payment date for the applicable interest period if the average trading price (as defined below) of the Debentures during the five consecutive trading days (as defined below) immediately before the last trading day before the applicable interest period (each such trading day during the five trading day period called a “determination date”) equals or exceeds 120% of the principal amount of the Debentures.

On any interest payment date when contingent interest is payable, the contingent interest payable per Debenture will equal 0.25% per year of the average trading price of such Debenture during the applicable five trading-day reference period.

We will notify the holders of the Debentures on making the determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

For purposes of this section, the “trading price” of the Debentures on any determination date means the average of the secondary market bid quotations per Debenture obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the Debentures at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•

three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•

only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids can be reasonably obtained by the bid solicitation agent or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures, then

•

for purposes of any determination of whether contingent interest is payable or of the amount of any contingent interest, the trading price of the Debentures on any determination date will equal (1) the applicable conversion rate of the Debentures as of that determination date multiplied by (2) the average of the last reported sale prices (as defined below under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition”) of our common stock on the five trading days ending on that determination date; and

•

for purposes of any determination of whether the condition to conversion of Debentures described under “—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition” is satisfied, the trading price per Debenture will be deemed to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate.

The bid solicitation agent will initially be the trustee.  We may change the bid solicitation agent, but the bid solicitation agent may not be an affiliate of ours.

“Trading day” means a day during which trading in securities generally occurs on The Nasdaq Global Select Market or, if our common stock is not quoted on The Nasdaq Global Select Market, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is listed or, if our common stock is not quoted on The Nasdaq Global Select Market or listed on a U.S. national or regional securities exchange, then on the other principal market on which our common stock is then traded or quoted.

Optional Redemption by School Specialty

Before November 30, 2011, the Debentures will not be redeemable at our option.  On or after November 30, 2011, we may redeem the Debentures for cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional interest, if any) up to but excluding the redemption date.

If the redemption date occurs after a record date and on or prior to the interest payment date to which that record date relates, accrued and unpaid interest (including contingent interest and additional interest, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of Debentures to be redeemed.  If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those Debentures or portions of Debentures called for redemption.

Once we have called the Debentures for redemption, Debentures or portions of Debentures will be convertible by the holder until the close of business on the business day before the redemption date.

If we decide to redeem fewer than all of the outstanding Debentures, the trustee will select the Debentures to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate.  If the trustee selects a portion of a holder’s Debentures for partial redemption and the holder converts a portion of its Debentures, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the Debentures if we have failed to pay any interest, including contingent interest and additional interest, if any, on the Debentures when due and such failure to pay is continuing.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and during the periods described below, a holder may convert each of its Debentures prior to the close of business on the business day immediately preceding stated maturity into cash and shares of our common stock, if any, initially at a conversion rate of 19.4574 shares of common stock per Debenture (equivalent to an initial conversion price of approximately $51.39 per share of common stock based on the issue price per Debenture).  The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below.  A holder may convert fewer than all of its Debentures so long as the Debentures converted are an integral multiple of $1,000 principal amount.  Upon surrender of a Debenture for conversion, we will deliver cash and shares of our common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

A holder may convert its Debentures in whole or in part only in the following circumstances, which are described in more detail below:

•

upon satisfaction of the common stock sale price condition;

•

if the trading price of the Debentures falls below a certain level;

•

once we have called the Debentures for redemption;

•

on or after November 30, 2025; or

•

upon the occurrence of specified corporate transactions.

We will notify holders by press release and by written notice once the Debentures have become convertible upon any of the foregoing circumstances.

If we call a holder’s Debentures for redemption, the holder may convert the Debentures only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price.  If a holder has already delivered a repurchase election with respect to a Debenture as described under either “—Repurchase of Debentures by School Specialty at Option of Holder” or “—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change,” it may not surrender that Debenture for conversion until it has withdrawn the repurchase election in accordance with the indenture.

If a holder converts Debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion Upon Satisfaction of Sale Price Condition

A holder may surrender its Debentures for conversion during any fiscal quarter of School Specialty commencing after the fiscal quarter ending January 27, 2007 (and only during such quarter) if the last reported sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is more than 130% of the applicable conversion price per share of our common stock on such last trading day.

The “last reported sale price” of any security on any date means the closing sale price (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The Nasdaq Global Select Market or, if such security is not reported by The Nasdaq Global Select Market, in composite transactions for the principal other U.S. national or regional securities exchange on which such security is traded.  The closing sale price will be determined without reference to after-hours or extended market trading.  If such security is not listed for trading on a U.S. national or regional securities exchange and not reported by The Nasdaq Global Select Market on the relevant date, the “last reported sale price” will be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization.  If such security is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and asked prices for such security on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose (or if prices are not available from three such firms, from two such firms or, if prices are not available from two such firms, from one such firm).

Conversion Upon Satisfaction of Trading Price Condition

A holder may surrender any of its Debentures for conversion prior to the stated maturity during the five business days immediately following any five consecutive trading-day period in which the trading price per Debenture (as determined following a request by a holder of the Debentures in accordance with the procedures described above under “—Contingent Interest”) for each trading day in that period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate of the Debentures on each such trading day.

In connection with any conversion upon satisfaction of the above trading price condition, the conversion agent shall have no obligation to determine the trading price of the Debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per Debenture would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate of the Debentures.  At such time, we shall instruct the trustee to determine the trading price of the Debentures beginning on the next trading day and on each successive trading day until the trading day on which trading price per Debenture is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate of the Debentures.

Conversion Upon Notice of Redemption

If we call any or all of the Debentures for redemption, a holder may convert any of its Debentures at any time prior to the close of business on the business day immediately prior to the redemption date.

Conversion on or After November 30, 2025

On or after November 30, 2025, a holder may convert any of its Debentures at any time prior to the maturity date.

Conversion Upon Specified Corporate Transactions

Certain Distributions

If we elect to:

•

distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at a price per share less than the last reported sale price of a share of our common stock on the trading day immediately preceding the announcement date of the distribution; or

•

distribute to all or substantially all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the announcement date for such distribution, we must notify holders of the Debentures at least 20 business days prior to the ex-dividend date for such distribution.  Once we have given such notice, holders may surrender their Debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place.  No holder may exercise this right to convert if the holder otherwise could participate in the distribution without conversion of such holder’s Debentures.  The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock, regular way in the regular market or the regular exchange for the common stock, to its buyer.

Certain Corporate Transactions

If:

•

a “change of control” occurs pursuant to clause (1) of the definition thereof set forth under “—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change” below, or

•

a “change of control” occurs pursuant to clause (3) of the definition thereof set forth under “—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change” below pursuant to which our common stock would be converted into cash, securities or other property, in either case, regardless of whether a holder has the right to put the Debentures as described under “—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change,” a holder may surrender Debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their Debentures, until the fundamental change repurchase date).  We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction).

If a holder elects to convert its Debentures during the period specified above on or prior to November 30, 2011 and 10% or more of the consideration for the common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq Global Select Market, we will increase the conversion rate by the additional shares as described below under “—Conversion Procedures—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving entity.

If a transaction described above occurs, a holder can, subject to certain conditions, require us to repurchase all or a portion of its Debentures as described under “—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change.”

Conversion Procedures

To convert a Debenture, a holder must do each of the following:

•

complete and manually sign the conversion notice on the back of the Debenture, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•

surrender the Debenture to the conversion agent;

•

if required, furnish appropriate endorsements and transfer documents;

•

if required, pay all transfer or similar taxes; and

•

if required, pay funds equal to interest (including contingent interest and additional interest, if any), payable on the next interest payment date.

If a holder’s interest is a beneficial interest in a global Debenture, to convert a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global Debenture.

The date a holder complies with these requirements is the “conversion date” under the indenture.  Settlement of our obligation to deliver cash and shares of common stock (if any) with respect to a conversion will occur in the manner and on the dates described under “—Payment upon Conversion” below.

The conversion agent will initially be the trustee.  The conversion agent will, on a holder’s behalf, convert the Debentures into cash and shares of common stock, if any.  A holder may obtain copies of the required form of the conversion notice from the conversion agent.  Payments of cash and, if shares of common stock are to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the amount of cash and number of shares of common stock as set forth below under “—Payment upon Conversion.”

Payment Upon Conversion

We will settle all Debentures validly tendered for conversion in cash and shares of our common stock, if any, as applicable.  Upon conversions of Debentures, we will deliver to holders in respect of each Debenture being converted a “settlement amount” equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the cash settlement averaging period (as defined below).  We will deliver the settlement amount on the third business day immediately following the last day of the related cash settlement averaging period and such amount shall be payable in cash and shares of our common stock, if any.

The “cash settlement averaging period” with respect to any Debenture means the twenty consecutive trading-day period beginning on and including the second trading day after conversion date for those Debentures.

The “daily settlement amount,” for each of the twenty trading days during the cash settlement averaging period, shall consist of:

•

cash equal to the lesser of $50.00 and the daily conversion value relating to such day; and

•

to the extent such daily conversion value exceeds $50.00 (the “residual amount”), (I) a number of shares of our common stock equal to (A) the difference between such daily conversion value and $50.00, divided by (B) the daily VWAP of our common stock for such day or (II) the consideration into which the same number of shares our common stock calculated in clause (I) has been converted in connection with certain corporate transactions; in each case subject to our right to deliver cash in lieu of all or a portion of such remaining shares as described below.

The “daily conversion value” means, for each of the 20 consecutive trading days during the cash settlement averaging period, one-twentieth (1/20th) of (I) the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock on such day or (II) the value of the consideration into which a number of shares of our common stock equal to the applicable conversion rate has been converted in connection with certain corporate transactions.

The “daily VWAP” for our common stock means, for each of the twenty consecutive trading days during the cash settlement averaging period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SCHS <equity> AQR” in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as our board of directors determines in good faith using a volume-weighted method).

On any day prior to the first trading day of the applicable cash settlement averaging period, we may specify a percentage of the residual amount that will be settled in cash (the “cash percentage”).  If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of each trading day in the applicable cash settlement averaging period will equal the product of:  (1) the cash percentage and (2) the residual amount.  The number of shares deliverable in respect of each trading day in the applicable cash settlement averaging period will be equal to the product of (i) 100% minus the cash percentage times (ii) the residual amount for the trading day divided by the daily VWAP for our common stock on such trading day.  If we do not specify a cash percentage by the start of the applicable cash settlement averaging period, we must settle 100% of the residual amount for each trading day in the applicable cash settlement averaging period with shares of our common stock.

We will not issue fractional shares of our common stock upon conversion of the Debentures.  Instead, we will pay cash in lieu of any fractional shares of our common stock (based on the last reported sale price of the common stock on the trading day immediately before the conversion date).

If a holder tenders Debentures for conversion and the daily conversion value is being determined at a time when the Debentures are convertible into other property in addition to or in lieu of our common stock, the daily conversion value will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the cash settlement averaging period.  Settlement of Debentures tendered for conversion after the effective date of any transaction giving rise to such change in conversion consideration will be as set forth above.

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1)

the payment to all or substantially all holders of common stock of dividends or other distributions payable in shares of our common stock;

(2)

subdivisions, splits and combinations of our common stock, in which event the conversion rate shall be proportionately increased or decreased;

(3)

the issuance to all or substantially all holders of our common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than the current market price thereof; provided that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration; or

(4)

distributions to all or substantially all holders of our common stock, of shares of capital stock, evidences of indebtedness or other assets, including securities (but excluding rights, warrants and options listed in (3) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying it by a fraction,

•

the numerator of which will be the current market price of our common stock on the ex-dividend date fixed for the distribution; and

•

the denominator of which will be the current market price of our common stock on the ex-dividend date fixed for the distribution minus the fair market value, as determined by our board of directors, of the portion of those shares of capital stock, evidence of indebtedness or other assets so distributed in respect of one share of common stock.

If we distribute to holders of our common stock capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average of the last reported sale prices of those securities (where such last reported sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on The Nasdaq Global Select Market or such other national or regional exchange or market on which the securities are then listed or quoted.

(5)

distributions of cash to all or substantially all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding-up), in which event the conversion rate will be increased by multiplying it by a fraction,

•

the numerator of which will be the current market price of our common stock on the ex-dividend date fixed for the distribution; and

•

the denominator of which will be (i) the current market price of our common stock on the ex-dividend date fixed for the distribution minus (ii) the amount per share of such dividend or distribution.

(6)

we or one of our subsidiaries makes a payment in respect of a tender offer (other than an odd-lot offer) or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event the conversion rate will be increased by multiplying it by a fraction,

•

the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the last reported sale price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer; and

•

the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the last reported sale price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes; provided however, that such increase in conversion rate shall not adversely affect the interests of holders of Debentures (after taking into account U.S. federal income tax and other consequences of such increase).  We may also, from time to time, to the extent permitted by applicable law and The Nasdaq Global Select Market listing requirements, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests.  If our board of directors makes that determination, it will be conclusive.  We will give holders of Debentures at least 15 days’ prior notice of any such increase in the conversion rate as described in this paragraph.  For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the Debentures, see “Material U.S. Federal Tax Considerations—U.S. Holders—Conversion Rate Adjustments.”

“Current market price” of our common stock on any day means the average of the last reported sale price of our common stock (as defined above under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition”) for each of the 10 consecutive trading days ending on the earlier of the day in question and the trading day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation, subject to adjustment by our board of directors if the related transaction occurs during such 10-day period.

To the extent that we have a rights plan in effect upon any conversion of the Debentures into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (4) above.  A further adjustment will occur as described in clause (4) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•

any reclassification of our common stock;

•

a consolidation, merger, binding share exchange or combination involving us; or

•

a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in each case, in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion by a holder of its Debentures it will be entitled to receive the same type of consideration that it would have been entitled to receive had it owned a number of shares of our common stock equal to the conversion rate immediately prior to any of these events multiplied by the number of Debentures converted.  The amounts received in settlement of our conversion obligation will be computed as set forth under “—Payment upon Conversion” above and will be determined based on the kind and amount of shares of stock, securities or other property (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction, which we refer to as the “exchange property”.  For purposes of the foregoing, in the event holders of our common stock have the opportunity to elect the form of consideration to be received in any such transaction, we will make adequate provision whereby the holders of the Debentures shall have a reasonable opportunity to determine the form of consideration into which all of the Debentures, treated as a single class, shall be convertible from and after the effective date of such transaction (subject to our ability to settle the conversion obligation in cash, as set forth under “—Payment upon Conversion”).  Any such determination shall be subject to any limitations to which all of the holders of the common stock are subject, such as pro-rata reductions applicable to any portion of the consideration to be paid.  We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

However, if the transaction described above also constitutes a public acquirer change of control (as defined below), then we may in certain circumstances elect to change the conversion right in the manner described under “—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” in lieu of changing the conversion right in the manner described in the above paragraph.

The applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Debentures were first issued;

•

for a change in the par value of the common stock; or

•

for accrued and unpaid interest (including contingent interest and additional interest), if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

We will not take any action that would result in an adjustment pursuant to the foregoing provisions without complying with the Nasdaq’s shareholder approval rules.

Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control

If the effective date or anticipated effective date of certain corporate transactions as described under “—Conversion Rights—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” occurs on or prior to November 30, 2011 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq Global Select Market, we will increase the conversion rate for the Debentures surrendered for conversion by a number of additional shares (the “additional shares”) as described below.  We will notify holders at least 15 days before the anticipated effective date of such corporate transaction and whether we elect to increase the conversion rate as described below or to modify the conversion obligation as described below.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the corporate transaction.  If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share.  Otherwise, the stock price will be the average of the last reported sale prices (as defined under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately prior to but not including the effective date of the corporate transaction.

Holders who elect to convert their Debentures will receive the additional shares on the later of (1) the fifth business day following the effective date and (2) the third business day following the final day of the cash settlement averaging period.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the Debentures is adjusted, as described above under “—Conversion Rate Adjustments.”  The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.  The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and number of additional shares issuable per Debenture to be determined by reference to the stock price and effective date of the transaction:

	Stock Price
Effective Date	$37.79	$40.75	$43.75	$47.25	$51.39	$56.50	$62.50	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00
22-Nov-06	7.00	6.56	5.80	5.00	4.25	3.56	2.95	2.36	1.83	1.51	1.25	1.06	0.92
30-Nov-07	6.97	6.41	5.42	4.70	3.85	3.23	2.58	2.01	1.55	1.26	1.02	0.87	0.74
30-Nov-08	6.93	6.11	5.14	4.29	3.50	2.82	2.15	1.67	1.24	0.96	0.77	0.66	0.56
30-Nov-09	6.84	5.68	4.83	3.73	3.06	2.23	1.65	1.22	0.83	0.60	0.47	0.40	0.34
30-Nov-10	6.61	5.39	4.19	3.19	2.25	1.43	0.95	0.54	0.28	0.18	0.14	0.12	0.10
30-Nov-11	5.69	3.89	3.40	2.69	1.45	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 26.4620 per $1,000 principal amount of Debentures subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•

If the stock price is in excess of $120.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•

If the stock price is less than $37.79 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, if a holder converts its Debentures in connection with a corporate transaction for which the conversion rate would be increased by a number of additional shares as described above, in the case of a public acquirer change of control (as defined below), we may, at our option and in lieu of increasing the conversion rate by such number of additional shares, adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” above and the settlement procedures described under “Conversion Procedures—Payment upon Conversion”) into a number of shares of public acquirer common stock (as defined below).

The conversion rate following the effective date of such transaction will be a number of shares of such public acquirer common stock equal to the product of obtained by multiplying:

•

the conversion rate in effect immediately prior to the effective date of such transaction, and

•

the average of the quotients obtained by dividing:

(i)

the acquisition value (as defined below) of our common stock by

(ii)

the last reported sale price (as defined under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition”) of the public acquirer common stock for each trading day in the 10 consecutive trading day period ending on the trading day immediately preceding the effective date of such public acquirer change of control (the “valuation period”).

The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

•

for any cash, 100% of the face amount of such cash;

•

for any public acquirer common stock, 100% of the last reported sale price of such common stock on such trading day; and

•

for any other securities, assets or property, 102% of the fair market value of such security, asset or property on such trading day, as determined by three independent nationally recognized investment banks selected by us for this purpose (or if prices are not available from three such firms, from two such firms or, if prices are not available from two such firms, from one such firm).

A “public acquirer change of control” means any event constituting a corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” that would otherwise obligate us to increase the conversion rate as described above under “—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” and the acquirer, the person formed by or surviving the merger or consolidation or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s or person’s capital stock that are entitled to vote generally in the election of directors has a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq Global Select Market or which will be so traded or quoted when issued or exchanged in connection with such transaction; provided that if there is more than one of such entity, the relevant entity will be such entity with the most direct beneficial ownership of such acquirer’s or person’s capital stock.  We refer to such acquirer’s, person’s or other entity’s class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq Global Select Market or which will be so traded or quoted when issued or exchanged in connection with such transaction as the “public acquirer common stock.”

Upon a public acquirer change of control, if we so elect, holders may convert their Debentures (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” above) at the adjusted conversion rate described in the third preceding paragraph but will not be entitled to the increased conversion rate described under “—Make-Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” above.  We are required to notify holders of our election in our notice to holders of such transaction.  As described under “—Conversion Rights—Conversion upon Specified Corporate Transactions,” holders may convert their Debentures upon a public acquirer change of control during the period specified therein.  In addition, a holder can also, subject to certain conditions, require us to repurchase all or a portion of its Debentures as described under “—Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change.”

We may only make such election if such public acquirer is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and if we and such public acquirer execute a supplemental indenture whereby the public acquirer agrees to comply with our obligations under the Debentures with respect to such public acquirer and any securities of such public acquirer that may be issuable upon conversion of the Debentures.

Repurchase of Debentures by School Specialty at Option of Holder

On November 30, 2011, November 30, 2016 and November 30, 2021 (each, a “repurchase date”), any holder may require us to repurchase for cash any outstanding Debentures for which that holder has properly delivered and not withdrawn a written repurchase notice.  The repurchase price will equal 100% of the principal amount of the Debentures to be repurchased plus accrued and unpaid interest (including contingent interest and additional interest, if any), to, but not including, the repurchase date.  If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

Within 20 business days before any repurchase date, we are required to give notice to each holder and the trustee of the repurchase date and of each holder’s repurchase rights and the procedures that each holder must follow in order to require us to repurchase its Debentures as described below.

A holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date.

Any repurchase notice given by a holder electing to require us to repurchase Debentures shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•

if definitive Debentures have been issued, the certificate numbers of the holders’ Debentures to be delivered for repurchase (or, if the Debentures are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•

the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

•

that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date.  The notice of withdrawal shall state:

•

the principal amount of Debentures being withdrawn;

•

if definitive Debentures have been issued, the certificate numbers of the Debentures being withdrawn (or, if the Debentures are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•

the principal amount of the Debentures, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•

comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and

•

file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for Debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder effecting book-entry transfer of the Debentures or delivering definitive Debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice.  We will cause the repurchase price for the Debentures to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive Debentures, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the Debentures for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the Debentures will cease to be outstanding and interest (including contingent interest and additional interest, if any) on the Debentures will cease to accrue, whether or not the Debentures are transferred by book entry or delivered to the paying agent.  Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price upon book-entry transfer of the Debentures or delivery of the Debentures.  Our ability to repurchase Debentures for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then existing borrowing arrangements or otherwise.  We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right.

Repurchase of Debentures by School Specialty at Option of Holder upon a Fundamental Change

If a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its Debentures not previously called for redemption, or any portion of those Debentures that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the Debentures plus any accrued and unpaid interest (including contingent interest and additional interest, if any), on the Debentures to but not including the fundamental change repurchase date.  If the fundamental change repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

Within 15 days after the occurrence of a fundamental change, we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its Debentures as described below.  The fundamental change repurchase date specified by us will be 20 business days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its Debentures shall be given so as to be received by the paying agent no later than the close of business on the fundamental change repurchase date and must state:

•

if certificated Debentures have been issued, the certificate numbers of the holder’s Debentures to be delivered for repurchase (or, if the Debentures are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•

the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

•

that the Debentures are to be repurchased by us pursuant to the applicable provisions of the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the fundamental change repurchase date.  The notice of withdrawal shall state:

•

the principal amount at maturity of Debentures being withdrawn;

•

if certificated Debentures have been issued, the certificate numbers of the Debentures being withdrawn (or, if the Debentures are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•

the principal amount of the Debentures, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred upon a change of control of School Specialty or a termination of trading of our common stock.

A “change of control” will be deemed to have occurred at such time after the original issuance of the Debentures when any of the following has occurred:

(1)

a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule 13D, a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or we otherwise become aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

(2)

the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

(3)

a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•

any transaction:

(i)

that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii)

pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•

any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving entity; or

•

any merger, consolidation, conveyance, transfer, sale, lease or other disposition with or into any of our subsidiaries, so long as such merger, consolidation, conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing all or substantially all our properties and assets to, any other person.

A “continuing director” means a director who either was a member of our board of directors on the date the Debentures are first issued or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our properties and assets.  There is no precise, established definition of the phrase “substantially all” under applicable law.  Accordingly, a holder’s ability to require us to repurchase its Debentures as a result of a conveyance, transfer, sale, lease or other disposition of less than all our properties and assets may be uncertain.

Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its Debentures on a change of control described in clause (3) above if 90% or more of the consideration in the transaction or transactions consists of shares of common stock traded or to be traded immediately following a change of control on a U.S. national securities exchange or The Nasdaq Global Select Market, and, as a result of the transaction or transactions, the Debentures become convertible into that common stock (and any rights attached thereto).

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on The Nasdaq Global Select Market.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Debentures.  We will comply with this rule and file Schedule TO (or any similar schedule) under the Exchange Act to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Debentures which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those Debentures will cease to be outstanding and interest (including contingent interest and additional interest, if any), on the Debentures will cease to accrue, whether or not the Debentures are transferred by book entry or delivered to the paying agent.  Thereafter, all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the Debentures or delivery of the Debentures.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations.  The foregoing provisions would not necessarily protect holders of the Debentures if highly leveraged or other transactions involving us occur that may affect holders adversely.  We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the Debentures but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase Debentures for cash on the occurrence of a fundamental change is subject to important limitations.  Our ability to repurchase the Debentures for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise.  We may be unable to purchase the Debentures required under the indenture.  We may not have enough funds to pay the purchase price for all tendered Debentures.  Moreover, our existing amended and restated credit facility, subject to limited exceptions, prohibits us from purchasing the Debentures at any time, other than with proceeds of subordinated debt or equity issuances in compliance with the terms of our indebtedness, and any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting purchase of the Debentures under some circumstances, or expressly prohibit our purchase of the Debentures or provide that a purchase constitutes an event of default under that agreement.  If a purchase obligation arises at a time when we are prohibited from purchasing Debentures, we could seek the consent of our lenders to purchase the Debentures or attempt to refinance this debt.  If we do not obtain consent, we would not be permitted to purchase the Debentures.  Our failure to purchase tendered Debentures would constitute an event of default under the indenture, which might constitute an event of default under the terms of our other indebtedness.

The fundamental change purchase feature of the Debentures may in certain circumstances make it more difficult or discourage a takeover of our company.  The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort by another person:

•

to accumulate shares of our common stock;

•

to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•

by our management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a term frequently contained in securities similar to the Debentures.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any person, or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our assets to another person, unless the following conditions have been satisfied:

(a)

Either

(i)

we are the continuing person in the case of a merger, or

(ii)

the successor corporation will be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and the successor corporation (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the Debentures and the indenture;

(b)

Immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

(c)

We have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and any such supplemental indenture comply with the indenture.

An assumption of our obligations under the Debentures and the indenture by another person might be deemed for U.S. federal income tax purposes to be an exchange of the Debentures for new Debentures by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owners.  You should consult your own tax advisor regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

The following constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:

•

a default in the payment of principal of the Debentures when due at maturity, upon redemption, upon repurchase or otherwise, whether or not such payment is prohibited by the subordination provisions of the indenture;

•

a default in the payment of any interest (including contingent interest or additional interest, if any), on the Debentures when due and such failure continues for a period of 30 days past the applicable due date, whether or not such payment is prohibited by the subordination provisions of the indenture;

•

we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•

a default in our obligation to deliver the settlement amount upon conversion of the Debentures, together with cash in respect of any fractional shares, upon conversion of any Debentures and such default continues for a period of five days or more;

•

we fail to comply with our obligation to repurchase the Debentures at the option of a holder upon a fundamental change as required by the indenture or on any other repurchase date;

•

a default in our obligation to redeem the Debentures after we have exercised our option to redeem;

•

we fail to perform or observe any of our other covenants or warranties in the indenture or in the Debentures for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding Debentures has been received by us;

•

default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our material subsidiaries (or the payment of which is guaranteed by us or any of our material subsidiaries), which default

(1)

is caused by a failure to pay when due any principal of or interest on such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or

(2)

results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled,

and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a payment default or the maturity of which has been so accelerated, aggregates $15,000,000 or more and such payment default is not cured or such acceleration is not annulled within 30 days after notice;

•

failure by us or any of our significant subsidiaries to pay final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $15,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; and

•

certain events involving bankruptcy, insolvency or reorganization by us or one of our significant subsidiaries (as defined in Regulation S-X 1.02(w)(1) or (2)).

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must, except as set out below, mail to each holder of the Debentures notice of the default within 90 days of the occurrence of the default, or, if later, within 15 days after it is known to the trustee.  The trustee may withhold notice to the holders of the Debentures of a default, except defaults in non-payment of principal or interest (including contingent interest and additional interest, if any) on the Debentures.  However, the trustee must consider it to be in the interest of the holders of the Debentures to withhold this notice.

The sole remedy for any breach of our obligation under the indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) shall be the payment of additional interest and a reduction in the default thresholds as described in the last sentence of this paragraph, and holders will not have any right under the indenture to accelerate the maturity of the notes as a result of any such breach.  If a breach of our obligation under the indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) continues for 90 days after notice thereof is given in accordance with the indenture, we will pay additional interest to all holders of Debentures at a rate equal to 0.50% per annum of the Debentures’ principal amount from the 90th day following such notice until such breach is cured, and until such breach is cured, the default thresholds shall be reduced to $5.0 million.

Subject to the immediately preceding paragraph, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding Debentures may declare the principal and accrued and unpaid interest (including contingent interest and additional interest, if any), on the outstanding Debentures to be immediately due and payable.  In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest (including contingent interest and additional interest, if any), on the Debentures will automatically become immediately due and payable.  Under certain circumstances, the holders of a majority in principal amount of the outstanding Debentures may rescind such acceleration with respect to the Debentures and, as is discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding Debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the Debentures or that would involve the trustee in personal liability.  Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding Debentures may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest (including contingent interest and additional interest, if any), a failure to provide notice of a fundamental change to the trustee and each holder when required pursuant to the indenture, a failure to convert any Debentures when required pursuant to the terms of the Indenture, a default arising from our failure to redeem or repurchase any Debentures when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the Debentures may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest (including contingent interest and additional interest, if any), on the Debentures, unless:

•

the holder has given the trustee written notice of a default;

•

the holders of at least 25% in principal amount of outstanding Debentures make a written request to the trustee to pursue the remedy;

•

the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding Debentures; and

•

the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The indenture requires us (i) every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default, and (ii) to deliver to the trustee prompt notice of any default.

A default in the payment of the Debentures, or a default with respect to the Debentures that causes them to be accelerated, may give rise to a cross-default under our existing and future borrowing arrangements.

Legal Defeasance and Covenant Defeasance

The Debentures will not be subject to any defeasance provisions under the indenture.

Provision of Financial Statements

Whether or not we are subject to Section 13(a) or 15(d) of the Exchange Act, if we make filings under the Exchange Act with the SEC of annual reports, quarterly reports and other documents, we will within 15 days of each filing, file with the trustee copies of the annual reports, quarterly reports and other documents which we filed with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding Debentures is required to modify or amend the indenture.  However, a modification or amendment requires the consent of the holder of each outstanding Debenture affected by such modification or amendment if it would:

•

reduce the principal amount of or change the stated maturity of any Debenture;

•

alter the manner of calculation of, reduce the rate of accrual for, or extend the time for payment of interest (including contingent interest and additional interest, if any), on any Debenture;

•

reduce any amount payable upon redemption or repurchase of any Debenture (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the Debentures may or shall be redeemed or repurchased;

•

impair the right of a holder to institute suit for payment on or conversion of any Debenture;

•

change the currency in which any Debenture is payable;

•

impair the right of a holder to convert any Debenture or reduce the number of common shares or any other property receivable upon conversion;

•

modify the redemption provisions of the indenture in a manner adverse to the holders;

•

change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

•

subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture or reduce the percentage of the aggregate principal amount of outstanding Debentures necessary to amend, modify or supplement the indenture or the Debentures or waive an event of default; or

In addition, any amendment to the provisions of the indenture which relate to subordination will require the consent of the holders of at least 75% in principal amount of the Debentures then outstanding if such amendment would materially adversely affect the rights of holders of Debentures.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the Debentures, including to:

•

add guarantees with respect to the Debentures or secure the Debentures;

•

remove guarantees as provided in the indenture;

•

evidence the assumption of our obligations by a successor person (and the public acquirer, as applicable) under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•

surrender any of our rights or powers under the indenture;

•

add covenants or events of default for the benefit of the holders of Debentures;

•

cure any ambiguity or correct any inconsistency in the indenture;

•

modify or amend the indenture to permit the qualification of the indenture under the Trust Indenture Act of 1939 as then in effect;

•

establish the forms or terms of the Debentures;

•

change the conversion rate in a manner provided in the indenture;

•

evidence the acceptance of appointment by a successor trustee;

•

provide for uncertificated Debentures in addition to or in place of certificated Debentures; provided, however, that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986;

•

conform the indenture and the form or terms of the Debentures, to the “Description of the Debentures” as set forth in this prospectus; and

•

make other changes to the indenture or forms or terms of the Debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the Debentures.

Calculations in Respect of Debentures

We will be responsible for making all calculations called for under the Debentures, unless otherwise set forth above.  These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional interest, if any) payable on the Debentures and the conversion rate of the Debentures.  We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of Debentures.  We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification.  The trustee will forward our calculations to any holder of Debentures upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed The Bank of New York Trust Company, N.A. as the trustee under the indenture, as paying agent, conversion agent, Debenture registrar and custodian for the Debentures.  The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise described herein, notices to registered holders of the Debentures will be given by mail to the addresses as they appear in the security register.  Notices will be deemed to have been given on the date of mailing.

Registration Rights

Pursuant to a registration rights agreement we entered into with the initial purchaser of the Debentures, we have filed with the SEC a shelf registration statement, of which this prospectus is a part, covering resales by holders of the Debentures and the common stock issuable upon conversion of the Debentures.

Our obligation under the registration rights agreement to use commercially reasonable efforts to keep the shelf registration statement effective expires upon until the earliest of:

(1)

the second anniversary of the last issuance of the Debentures pursuant to the purchase agreement with the initial purchaser;

(2)

the date when the holders of the Debentures and the common stock issuable upon conversion of the Debentures are able to sell all such securities immediately pursuant to Rule 144(k) under the Securities Act; or

(3)

the date when all of the Debentures and the common stock issuable upon conversion of the Debentures are sold pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in effect.

In order to sell Debentures or common stock pursuant to the shelf registration statement, a holder must complete and deliver a selling securityholder notice and questionnaire to us.  To be named as a selling securityholder in the related prospectus at the time of effectiveness of the shelf registration statement, a holder must have completed and delivered the questionnaire to us on or prior to the 10th business day before the effectiveness of the shelf registration statement.  Upon receipt of a completed questionnaire after effectiveness of the shelf registration statement, together with any other information we may reasonably request from a holder, we will, within 15 business days, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit you to deliver a prospectus to purchasers of Debentures or common stock sold pursuant to the shelf registration statement, provided that if such notice is delivered during a suspension period referred to below or within 15 business days prior to the commencement of such a suspension period, such amendments or supplements need not be filed until the 15th business day following the expiration of such suspension period.  It will be a registration default and we will pay the predetermined additional interest described below to the holder if we fail to make the filing in the time period required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 45 days of the filing.

Upon filing the shelf registration statement, we will:

•

provide to each holder named as a selling securityholder copies of the prospectus that is a part of the shelf registration statement; and

•

take certain other actions as are required to permit unrestricted resales of the Debentures and the common stock issuable upon conversion of the Debentures.

Each holder who sells securities pursuant to the shelf registration statement generally:

•

will be required to be named as a selling securityholder in the related prospectus;

•

may be required to deliver a prospectus to the purchaser;

•

will be subject to certain of the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•

will be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

We may suspend the holder’s use of the prospectus for a period not to exceed 60 days in any 90 day period, and not to exceed an aggregate of 120 days in any 360 day period, if:

•

the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

•

we determine in good faith that the disclosure of this material non-public information would be detrimental to us and our subsidiaries.

However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which we determine in good faith would be reasonably likely to impede our ability to consummate such transaction, we may extend the suspension period from 60 days to 75 days.  We need not specify the nature of the event giving rise to a suspension in any notice to holders of the Debentures of the existence of such a suspension.  Each holder, by its acceptance of the Debentures, agrees to hold any notice by us of a suspension period in confidence.

We refer to each of the following as a registration default:

•

the shelf registration statement has not been filed prior to or on the 90th day following the earliest date of original issuance of any of the Debentures;

•

the shelf registration statement has not been declared effective prior to or on the 180th day following the earliest date of original issuance of any of the Debentures, which we refer to as the effectiveness target date; or

•

we do not comply with our obligations to name a holder as a selling security holder in the prospectus or file a post-effective amendment or have such post-effective amendment declared effective within the required time periods as specified above;

•

at any time after the effectiveness target date, the shelf registration statement ceases to be effective or fails to be usable and (1) we do not cure the lapse of effectiveness or usability of the shelf registration statement within 15 business days (or if a suspension period is then in effect, within fifteen business days following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 60th or 75th day, as the case may be or (3) if suspension periods exceed an aggregate of 120 days in any 360 day period.

If a registration default occurs (other than a registration default relating to a failure to file or have an effective shelf registration statement with respect to the shares of common stock), additional interest will accrue on the Debentures that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the date on which the registration default has been cured and (2) the date the shelf registration statement is no longer required to be kept effective.  Additional interest will be paid semiannually in arrears on each March 30 and September 30 and will accrue at a rate per year equal to:

•

0.25% of the principal amount of a Debenture to and including the 90th day following such registration default; and

•

0.50% of the principal amount of a Debenture from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.  In addition, in no event will additional interest be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the Debentures.  For the avoidance of doubt, if we fail to register both the Debentures and the common stock deliverable upon conversion of the Debentures, then additional interest will be payable in connection with the registration default relating to the failure to register the Debentures.

If a holder converts some or all of its Debentures into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional interest on such common stock.  Such holder will receive, on the settlement date for any Debentures submitted for conversion during a registration default, accrued and unpaid additional interest to the conversion date relating to such settlement date.  If a registration default with respect to the common stock occurs after a holder has converted its Debentures into common stock, such holder will not be entitled to any compensation with respect to such common stock.

Governing Law

The Debentures and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The Debentures are issued:

•

in fully registered form;

•

without interest coupons; and

in denominations of $1,000 principal amount and integral multiples of $1,000.  Holders may present Debentures for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the corporate trust office of the trustee in The City of New York.

Payment and Paying Agent

We will maintain an office or agent where we will pay the principal on the Debentures and a holder may present the Debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.  We will pay interest on any Debentures by wire transfer in immediately available funds.

Payments on the Debentures represented by the global Debenture referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds.

Book-Entry Delivery and Settlement

DTC will act as securities depository for the Debentures.  The Debentures will be represented by one or more registered global Debentures in book-entry form (referred to as the registered global Debenture) registered in the name of Cede & Co. (the nominee of DTC), or such other name as may be requested by an authorized representative of DTC.  Accordingly, beneficial interests in the Debentures will be shown on, and transfers of the Debentures will be effected only through, records maintained by DTC and its participants.  Except in the limited circumstances described in the indenture, owners of beneficial interests in the registered global Debenture representing the Debentures will not be entitled to receive Debentures in definitive form and will not be considered holders of Debentures under the indenture.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds securities that its participants (referred to as direct participants) deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•

Direct participants include securities brokers and dealers, trust companies, clearing corporations and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC in turn is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (referred to as indirect participants).

•

The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of Debentures under DTC’s system must be made by or through direct participants, which will receive a credit for such Debentures on DTC’s records.  The ownership interest of each actual purchaser of Debentures represented by the registered global Debenture (referred to as the beneficial owner) is in turn to be recorded on the direct and indirect participants’ records.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction.  Transfers of ownership interests in the registered global Debenture representing the Debentures are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.  Beneficial owners will not receive Debentures in definitive form, except in the event that use of the book-entry system for such Debentures is discontinued or upon the occurrence of certain other events described in this prospectus.

To facilitate subsequent transfers, the registered global Debenture representing Debentures that are deposited by direct participants are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of the registered global Debenture with DTC and its registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the registered global Debenture representing the Debentures; DTC’s records reflect only the identity of the direct participants to whose accounts such Debentures are credited, which may or may not be the beneficial owners.  The direct or indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form.  Accordingly, the ability to transfer interests in the Debentures represented by the registered global Debenture to those persons may be limited.  In addition, because DTC can act only on behalf of its direct participants, who in turn act on behalf of persons who hold interests through direct participants, the ability of a person having an interest in Debentures represented by the registered global Debenture to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (or any other DTC nominee) will consent or vote with respect to the registered global Debenture representing the Debentures unless authorized by a direct participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an omnibus proxy (referred to as an omnibus proxy) to us as soon as possible after the applicable record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Debentures are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and interest payments on the registered global Debenture representing the Debentures will be made to Cede & Co., or such nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records.  Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those direct and indirect participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee) is the responsibility of School Specialty or the trustee, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of the direct and indirect participants.  Neither we nor the trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the Debentures by DTC or the direct or indirect participants or for maintaining or reviewing any records of DTC or the direct or indirect participants relating to ownership interests in the Debentures or the disbursement of payments in respect of the Debentures.

Debentures represented by the registered global Debenture will be exchangeable for Debentures in definitive form with the same terms only if:  (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Same-Day Funds Settlement System and Payment

We will make all payments of principal and interest in immediately available funds.

Secondary trading in long-term notes of corporate issuers is generally settled in clearinghouse or next-day funds.  In contrast, the Debentures will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Debentures will therefore be required by DTC to settle in immediately available funds.  No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debentures.

Rule 144A Information Request

We will furnish to the holders or beneficial holders of the Debentures or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until the second anniversary of the last issuance of the Debentures pursuant to the purchase agreement with the initial purchaser.

Definitions

“Designated senior debt” means (i) the senior bank credit facility and (ii) any particular senior debt which has at the time of the giving of the payment blockage notice an aggregate outstanding principal amount in excess of $25 million, if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which we are a party) expressly provides that such indebtedness shall be “designated senior debt” for purposes of the indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

“Indebtedness” means, with respect to any person, all obligations, whether or not contingent, of such person

(i)

(a)

for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on our assets that is

•

given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or

•

existing on property at the time of acquisition thereof),

(b)

evidenced by a note, debenture, bond or other written instrument,

(c)

under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that we are contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property,

(d)

in respect of letters of credit, bank guarantees or bankers’ acceptances (including reimbursement obligations with respect to any of the foregoing),

(e)

with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person’s legal liability,

(f)

in respect of the balance of deferred and unpaid purchase price of any property or assets,

(g)

under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

(ii)

with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, “take or pay” and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and

(iii)

any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.  The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Senior bank credit facility” means the Amended and Restated Credit Agreement dated as of February 1, 2006 and as amended among us, as borrower, certain of our subsidiaries, as guarantors, the lenders identified therein, and Bank of America, N.A. as administrative agent including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditor, group of lenders or group of creditors and including the related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

“Senior debt” means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing).  However, senior debt does not include:

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indebtedness evidenced by the Debentures,

•

our 3.75% convertible subordinated notes due 2023,

•

any liability for federal, state, local or other taxes owed or owing by us,

•

our indebtedness to any of our subsidiaries except to the extent such indebtedness is a type described in clause (ii) of the definition of indebtedness,

•

our trade payables for goods, services or materials purchased in the ordinary course of business (other than, to the extent they may otherwise constitute such trade payables, any obligations of the type described in clause (ii) of the definition of indebtedness), and

•

any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Debentures.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share.  As of January 19, 2007, 21,135,840 shares of common stock were outstanding and held of record by approximately 1,980 persons and no shares of preferred stock were outstanding.  All shares of common stock currently outstanding are, and the shares of common stock issuable upon conversion of the Debentures will be, validly issued, fully paid and non-assessable, except to the extent provided under former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law with respect to obligations incurred by us prior to June 14, 2006.  Former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law provided that holders of common stock could be assessed up to the par value of the common stock owned by such holders for all debts owing to our employees for services performed for us, but not exceeding six months’ service in any one case.  Certain Wisconsin courts interpreted “par value” to mean the full amount paid upon the purchase of the common stock.  Pursuant to 2005 Wisconsin Act 474, Section 180.0622(2)(b) of the Wisconsin Business Corporation Law was repealed effective June 14, 2006 and is not applicable to obligations incurred by us on or after such date.

Common Stock

Voting Rights.  The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders.  The holders of common stock are not entitled to cumulative voting rights.  The Wisconsin Business Corporation Law and our By-Laws require a plurality of all votes cast at a meeting at which a quorum is present to elect directors.  For most other shareholder votes, the Wisconsin Business Corporation Law and our By-Laws provide that an action is approved if the votes cast in favor of the action exceed the votes cast opposing the action at a meeting at which a quorum is present, unless our Articles of Incorporation, By-Laws or Wisconsin Business Corporation Law provide otherwise.

Dividends.  Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors in its discretion out of funds legally available for payment of dividends, subject to any preferential rights of any outstanding preferred stock.

Other Rights.  In the event of a liquidation or dissolution of School Specialty, Inc., the holders of common stock will be entitled to share ratably in all assets remaining for distribution to shareholders, subject to any preferential rights of any outstanding preferred stock.  Holders of common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by us.  There are no conversion rights or sinking fund provisions applicable to the shares of common stock.

Preferred Stock

The Board of Directors has the authority, without further shareholder action, to issue preferred stock in one or more series and to fix and determine the relative rights and preferences of the preferred stock, including voting rights, dividend rights, liquidation rights, redemption provisions and conversion rights.  The Board of Directors, without shareholder approval, may issue shares of preferred stock with voting, dividend, liquidation and other rights which could adversely affect the rights of the holders of shares of common stock and could have the effect of delaying, deferring or preventing a change in control of School Specialty.  At present, we have no plans to issue any of our preferred stock.

Authorized but Unissued Shares

Wisconsin law does not require shareholder approval for any issuance of authorized shares.  These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions.  One of the effects of the existence of authorized but unissued and unreserved shares may be to enable the Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of School Specialty by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Wisconsin Law and Certain Articles and By-Laws Provisions; Anti-Takeover Measures

The provisions of our Articles of Incorporation and By-Laws and the Wisconsin Business Corporation Law discussed below may delay or make more difficult acquisitions or changes of control of School Specialty not approved by the Board of Directors.  These provisions could have the effect of discouraging third parties from making proposals, which shareholders may otherwise consider to be in their best interests.  These provisions may also make it more difficult for third parties to replace our current management without the concurrence of the Board of Directors.

Number of Directors; Vacancies; Removal.  Our Articles of Incorporation divide the Board of Directors into three classes serving staggered three-year terms.  As a result, at least two annual meetings will generally be required for shareholders to effect a change of a majority of the Board of Directors.  The Board of Directors is authorized to create new directorships and to fill the positions it creates.  The Board of Directors, or its remaining members, even though less than a quorum, is also empowered to fill vacancies on the Board of Directors occurring for any reason.  Any director appointed to fill a vacancy or to a newly created directorship will hold office for the remaining term of directors of the class to which he or she has been elected.  Any director, or the entire Board of Directors, may be removed from office only for cause.

Shareholder Action by Written Consent; Special Meetings.  Our By-Laws provide that shareholders may only act at a meeting of shareholders or by unanimous written consent.  The Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors may call special meetings of shareholders and are required to call special meetings upon written demand by holders of common stock with at least 10% of the votes entitled to be cast at the special meeting.

Advance Notice for Making Nominations at Annual Meetings and Raising Other Business.  Our By-Laws provide that, for nominations to the Board of Directors or for other business to be properly brought by a shareholder before an annual meeting of shareholders, the shareholder must first have given timely notice in writing to our corporate secretary.  To be timely, a director nomination, together with a written consent of the person to serve as director, generally must be delivered 60 to 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year.  With respect to other business, a shareholder’s notice generally must be delivered not less than 120 days prior to the date of our proxy statement in connection with the annual meeting in the immediately preceding year.  The notice by a shareholder must contain, among other things, specified information about the shareholder delivering the notice and, as applicable, background information about the nominee or a description of the proposed business to be brought before the meeting.

Amendments to the Articles of Incorporation.  The Wisconsin Business Corporation Law allows us to amend our Articles of Incorporation at any time to add or change a provision that is required or permitted to be included in the Articles of Incorporation or to delete a provision that is not required to be included in the Articles of Incorporation.  The Board of Directors may propose one or more amendments to our Articles of Incorporation for submission to shareholders and may condition its submission of the proposed amendment on any basis if the Board of Directors notifies each shareholder, whether or not entitled to vote, of the related shareholders’ meeting and includes certain information regarding the proposed amendment in that meeting notice.  The provisions in our Articles of Incorporation relating to the amendment of our By-Laws may only be amended by the vote of the holders of not less than 66 2/3% of our outstanding voting stock, or by a vote of not less than a majority of the entire Board of Directors then in office.

Amendments to the By-Laws.  Our Articles of Incorporation and By-Laws both provide that the holders of not less than 66 2/3% of our outstanding voting stock have the power to adopt, amend, alter or repeal the By-Laws.  Our Articles of Incorporation and By-Laws also provide that the Board of Directors may amend, alter or repeal the existing By-Laws and adopt new By-Laws by the vote of at least a majority of the entire Board of Directors then in office.  However, the Board of Directors may not amend, repeal or readopt any bylaw adopted by shareholders if that bylaw so provides, and the Board of Directors may not amend, alter or repeal a bylaw adopted or amended by shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors unless the bylaw expressly provides that it may be amended, altered or repealed by a specified vote of the Board of Directors.  Action by the Board of Directors that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, except where a different voting requirement is specified in the By-Laws.  In addition, the Board of Directors may not amend, alter or repeal a bylaw if the Articles of Incorporation, the particular bylaw or the Wisconsin Business Corporation Law reserve this power exclusively to the shareholders.

Constituency or Stakeholder Provision.  Under Section 180.0827 of the Wisconsin Business Corporation Law, in discharging his or her duties to School Specialty and in determining what he or she believes to be in the best interests of School Specialty, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent.  This provision may have anti-takeover effects in situations where the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

Wisconsin Antitakeover Statutes.  Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, which are referred to as the Wisconsin business combination statutes, prohibit a Wisconsin corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to such date the Board of Directors approved the business combination or the transaction in which the person became an interested stockholder.  Under specified circumstances, a Wisconsin corporation may engage in a business combination with an interested stockholder more than three years after the stock acquisition date.  For purposes of the Wisconsin business combination statutes, a “business combination” includes a merger or share exchange, or a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the aggregate market value of the stock or assets of the corporation or 10% of its earning power, or the issuance of stock or rights to purchase stock having a market value equal to at least 5% of the outstanding stock, the adoption of a plan of liquidation or dissolution, and other enumerated transactions involving an interested stockholder.  Under the Wisconsin business combination statutes, an “interested stockholder” is a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within three years prior to the date in question.

Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law, which are referred to as the Wisconsin fair price statutes, require that business combinations involving a “significant shareholder” and a Wisconsin corporation be approved by a supermajority vote of shareholders, in addition to any approval otherwise required, unless the enumerated fair price conditions have been met.  For purposes of the Wisconsin fair price statutes, a “significant shareholder” is a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation, or who is an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting power of the outstanding stock of the corporation within two years prior to the date in question.  The Wisconsin fair price statutes may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price.

Subject to specified exceptions, Section 180.1150 of the Wisconsin Business Corporation Law limits the voting power of shares of a Wisconsin corporation held by any person or persons acting as a group, including shares issuable upon the exercise of options, in excess of 20% of the voting power in the election of directors, to 10% of the full voting power of those excess shares.  This may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock.

Section 180.1134 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin defensive action restrictions statute, provides that, in addition to the vote otherwise required by law or the Articles of Incorporation, a Wisconsin corporation must receive approval of the holders of a majority of the shares entitled to vote before the corporation can take the actions discussed below while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded.  Under the Wisconsin defensive action restrictions statute, shareholder approval is required for the corporation to acquire more than 5% of the outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held those shares for less than two years, unless a similar offer is made to acquire all voting shares.  This restriction may deter a shareholder from acquiring shares of our common stock if the shareholder’s goal is to have School Specialty repurchase the shareholder’s shares at a premium over the market price.  Shareholder approval is also required under the Wisconsin defensive action restrictions statute for the corporation to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to be governed by this restriction.

The Wisconsin Business Corporation Law requires School Specialty to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of School Specialty unless it is determined that he or she breached or failed to perform a duty owed to School Specialty and such breach or failure to perform constitutes:

•

a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•

any violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

•

any transaction from which the director or officer derived an improper personal benefit; or

•

willful misconduct.

The By-Laws provide that we will indemnify our directors, officers, designated employees and designated agents to the fullest extent permitted by the Wisconsin Business Corporation Law.  The By-Laws provide that upon the written request of a director, officer, designated employee or designated agent who is a party to an action, the corporation must pay or reimburse such person’s expenses as incurred if such person provides a written affirmation of his or her good faith belief that he or she is entitled to indemnification and a written undertaking to repay all amounts advanced if it is ultimately determined that indemnification is prohibited.  The By-Laws also provide that we may purchase insurance on behalf of any director, officer, designated employee or designated agent against certain expenses, liabilities and losses, whether or not we would have the power to indemnify these persons against these expenses, liabilities or losses.

The Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation.  In accordance with this provision, our By-Laws provide for mandatory indemnification and allowance of expenses for directors, officers, designated employees and designated agents for proceedings involving securities-related matters.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

General

Subject to the assumptions and limitations discussed below and in the opinion of Godfrey & Kahn, S.C., counsel to School Specialty, the following discussion constitutes a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Debentures and our common stock that may be issued upon conversion of the Debentures.  All references to “holders” herein (including U.S. Holders and Non-U.S. Holders, as defined below) are to beneficial owners of Debentures or our common stock.  The discussion below deals only with Debentures and our common stock held as capital assets and does not purport to deal with persons in special tax situations, including, for example, financial institutions, insurance companies, regulated investment companies, certain former citizens or long-term residents of the United States, dealers and traders in securities or currencies, tax exempt entities, persons holding Debentures in a tax-deferred or tax-advantaged account, or persons holding Debentures or our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge or straddle for U.S. federal income tax purposes.  It is also limited to holders of Debentures that purchase the Debentures for a price equal to their issue price (as defined below).

Except where specifically indicated below, we do not address all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances.  For example, we do not address:

•

the U.S. federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of Debentures or our common stock;

•

the U.S. federal estate, gift or alternative minimum tax consequences of the acquisition, ownership or disposition of Debentures or our common stock;

•

U.S. Holders whose functional currency is not the U.S. dollar; or

•

any state, local or foreign tax consequences of the acquisition, ownership or disposition of Debentures or our common stock.

If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the holder of Debentures or our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  A partner in a partnership that holds the Debentures or our common stock should consult such partner’s own tax advisor.

We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the Debentures and our common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis, including as a result of retroactive effective dates of changes in law) or possible differing interpretations so as to result in U.S. federal income tax consequences to holders different from those described herein.  No rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income consequences discussed below.  Accordingly, we can provide no assurance that the IRS will agree with the tax characterizations and the tax consequences described below or, if the IRS were to challenge such tax characterizations or tax consequences, that a court would not agree with the IRS.

Classification of the Debentures

As stated below, we assume that the Debentures will be treated as indebtedness for U.S. federal income tax purposes that is subject to the special Treasury regulations governing contingent payment debt instruments, which we refer to as the “CPDI regulations.”  Under the indenture governing the Debentures, we agree and, by acceptance of a Debenture or a beneficial interest in a Debenture, each holder of a Debenture will be deemed to have agreed, for U.S. federal income tax purposes, to treat the Debentures as indebtedness that is subject to the CPDI regulations in the manner described below in the absence of a change in law requiring a contrary treatment.  In addition, under the indenture, we and each holder of a Debenture agree, in the absence of an administrative determination or judicial ruling to the contrary, to be bound by our application of the CPDI regulations to the Debentures, including our determination of the projected payment schedule described below, and the rate at which interest will be deemed to accrue on the Debentures for U.S. federal income tax purposes.  Further, by acceptance of a Debenture or a beneficial interest in a Debenture, each holder of a Debenture will be deemed to have agreed to treat the cash and the fair market value of any common stock received on conversion of a Debenture as a contingent payment under the CPDI regulations.

No authority directly addresses all aspects of the treatment of the Debentures or instruments similar to the Debentures for U.S. federal income tax purposes.  The IRS has issued both Revenue Ruling 2002-31 and Notice 2002-36, addressing the U.S. federal income tax classification and treatment of an instrument similar, although not identical, to the Debentures, and concluded that the instrument addressed in that published guidance was subject to the CPDI regulations.  In addition, the IRS clarified various aspects of the potential applicability of certain other provisions of the Code to the instrument addressed in that published guidance.  However, the applicability of Revenue Ruling 2002-31 to any particular instruments, such as the Debentures, is uncertain.  Further, the application of the CPDI regulations to instruments such as the Debentures is uncertain in several respects, and no rulings have been or will be sought from the IRS or a court with respect to any of the tax consequences discussed below.  The IRS may take contrary positions and, accordingly, no assurance can be given that the IRS or a court will agree with the tax characterizations and tax consequences described below.  Any differing treatment could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the Debentures or any of our common stock received on conversion of a Debenture.  In particular, a holder of the Debentures might be required to accrue interest income at a lower rate, might not recognize income, gain or loss on conversion of the Debentures and might recognize capital gain or loss upon a taxable disposition of the Debentures.  Accordingly, all prospective purchasers of the Debentures are advised to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the ownership, conversion and disposition of the Debentures and the common stock (including any possible differing treatments of the Debentures) in light of their particular situations.

The remainder of this discussion assumes that the Debentures will treated as indebtedness subject to the CPDI regulations as described below and does not discuss any possible differing treatments of the Debentures.

U.S. Holders

The following discussion is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder.  A “U.S. holder” means a beneficial owner of the Debentures or our common stock that may be issued upon conversion of the Debentures that, for U.S federal income tax purposes, is:

•

an individual citizen or resident of the United States;

•

a corporation or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•

an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of the Code) or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a “United States person” (within the meaning of the Code).

Accrual of Interest on the Debentures

Pursuant to the CPDI regulations, U.S. Holders will be required to accrue interest income on Debentures at the comparable yield (as described below), regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting.  Accordingly, U.S. Holders will be required to include an amount of interest income on the Debentures in taxable income in each year that generally will be substantially in excess of the amount of cash interest payments on the Debentures (both fixed and contingent) actually received in that year.

The CPDI regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Debentures that equals:

(1)

the product of (i) the adjusted issue price (as defined below) of the Debentures as of the beginning of the accrual period; and (ii) the comparable yield (as defined below) of the Debentures, adjusted for the length of the accrual period;

(2)

divided by the number of days in the accrual period; and

(3)

multiplied by the number of days during the accrual period that the U.S. Holder held the Debentures.

The issue price of the Debentures is the first price at which a substantial amount of the Debentures is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.  The adjusted issue price of a Debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (contingent and noncontingent) previously scheduled to be made with respect to the Debentures under the schedule of projected payments described below (regardless of whether any such projected contingent payments were actually made and regardless of the amount of any contingent payments previously actually made).

The term “comparable yield” means the annual yield we would pay, as of the initial issue date of the Debentures, on a fixed-rate, nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Debentures.  We have determined that the comparable yield for the Debentures is an annual rate of 9.75%, compounded semi-annually.

The CPDI regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the Debentures.  These payments set forth on the schedule must produce a total return on the Debentures equal to the comparable yield.  The projected payment schedule includes both fixed coupon payments and estimates of the amount and timing of contingent interest payments.  The projected payment schedule also includes an estimate of the amount of the payment at maturity of the Debentures taking into account the projected fair market value of the common stock and cash that might be paid upon a conversion of the Debentures, and this estimated payment will be treated as a single contingent payment for this purpose.

Pursuant to the terms of the indenture, each holder of Debentures has agreed to use the comparable yield and the schedule of projected payments as described above in determining its interest accruals, and the adjustments thereto described below, in respect of the Debentures.  The schedule of projected payments will be set forth in the indenture.  You may also obtain the projected payment schedule by submitting a written request for such information to the address set forth under “Where You Can Find More Information.”

Our determinations of the comparable yield and projected payment schedule are not binding on the IRS.  The precise manner of determining the comparable yield is not entirely clear.  There can be no assurance that the IRS will not successfully challenge our determination of the comparable yield or the projected payment schedule.  If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us.  Moreover, in such event or in the event the IRS successfully challenged our projected payment schedule, the projected payment schedule could differ materially from the projected payment schedule provided by us.  In any such case, the timing and amount of interest accruals on the Debentures could be significantly affected.

The comparable yield and the schedule of projected payments are not provided for any purpose other than for the determination of a holder’s interest accruals and adjustments thereof in respect of the Debentures for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the Debentures or the value at any time of our common stock into which the Debentures may be converted.

Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

Adjustments to Interest Accruals on the Debentures

If, during any taxable year, a U.S. Holder receives actual payments with respect to the Debentures that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the CPDI regulations equal to the amount of such excess.  The U.S. Holder will be required to treat a net positive adjustment as additional interest income recognized in such taxable year.  For this purpose, actual payments in a taxable year include the fair market value of property received in that year, including the fair market value of any of our common stock received in that year upon conversion.

If a U.S. Holder receives in a taxable year actual payments with respect to the Debentures that in the aggregate are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “negative adjustment” under the CPDI regulations equal to the amount of such deficit.  This adjustment will (a) reduce the U.S. Holder’s interest income on the Debentures for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the Debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments.  Any remaining negative adjustment in excess of the amounts described in (a) and (b) will be carried forward to the succeeding taxable year, as a negative adjustment to offset future interest income in respect of the Debentures or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the Debentures.

Sale, Exchange, Conversion, Redemption or Repurchase of the Debentures

Upon the sale, exchange, conversion, redemption or repurchase of a Debenture, a U.S. Holder generally will recognize gain or loss.  As described above, our calculation of the comparable yield and the schedule of projected payments for the Debentures includes the receipt of cash and our common stock (if any) upon conversion as a contingent payment with respect to the Debentures.  Accordingly, we intend to treat the receipt of cash and our common stock (if any) by a U.S. Holder upon the conversion of a Debenture as a contingent payment under the CPDI regulations.  As described above, holders have agreed to be bound by our determination of the comparable yield and the schedule of projected payments and to treat the cash and fair market value of any common stock received on conversion of a Debenture as a contingent payment under the CPDI regulations.  The amount of a U.S. holder’s gain or loss upon the sale, exchange, conversion, redemption or repurchase of a Debenture will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any of our common stock received, reduced by any net negative adjustment carried forward (as described above) and (b) the U.S. Holder’s adjusted tax basis in the Debenture.

A U.S. Holder’s adjusted tax basis in a Debenture will generally be equal to the U.S. Holder’s original purchase price for the Debenture, increased by any interest income previously accrued by the U.S. Holder with respect to the Debenture (determined without regard to any adjustments to interest accruals described above), and decreased by the amount of any projected payments (contingent and noncontingent) previously scheduled to be made with respect to the Debenture under the schedule of projected payments described above (regardless of whether any such projected contingent payments were actually made and regardless of the amount of any contingent payments previously actually made).  Gain recognized upon a sale, exchange, conversion, redemption or repurchase of a Debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of the U.S. Holder’s prior net interest inclusions with respect to the Debenture and thereafter, capital loss (which will be long-term if the Debenture is held for more than one year).  The deductibility of net capital losses is subject to limitations.

A U.S. Holder’s tax basis in our common stock received upon a conversion of a Debenture will equal the then current fair market value of such common stock.  The U.S. Holder’s holding period for the common stock received may commence on the day immediately following the date of conversion.

If a U.S. Holder converts its Debentures between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest or contingent interest, as described in “Description of the Debentures—Interest,” the U.S. Holder should consult its own tax advisor concerning the appropriate treatment of such payments.

Conversion Rate Adjustments

Under certain circumstances described under the heading “Description of the Debentures—Conversion Rights—Conversion Procedures” above, the conversion rate of the Debentures may be adjusted.  The U.S. federal income tax consequences to U.S. Holders of such a conversion rate adjustment is unclear.

U.S. Holders of convertible debt instruments such as the Debentures may, in certain circumstances, be deemed to have received potentially taxable distributions of stock if the conversion price of such instruments is adjusted.  However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock.  Certain of the possible adjustments provided in the Debentures, including, without limitation, adjustments in respect of taxable dividends to our stockholders, may not qualify as being pursuant to a bona fide reasonable adjustment formula.  If such adjustments are made, U.S. Holders might be deemed to have received constructive distributions includible in their income in the manner described below under “—Dividends” even though the U.S. Holders have not received any cash or property as a result of such adjustments.  In certain circumstances, the failure to provide for such an adjustment might also result in a constructive taxable distribution to U.S. Holders.  The amount of any constructive distribution taxable to a U.S. Holder as a dividend would increase the U.S. Holder’s tax basis in the Debentures.

Alternatively, a conversion rate adjustment could be viewed as not resulting in a deemed distribution to U.S. Holders in any circumstance on the basis that the application of the deemed distribution rules is inconsistent with application of the CPDI regulations, which already treat any additional cash or shares of our common stock received by U.S. Holders on conversion of the Debentures as a result of such an adjustment as a contingent payment.

Dividends

Distributions, if any, made on our common stock held by a U.S. Holder as a result of the conversion of the U.S. Holder’s Debentures generally will be included in the U.S. Holder’s gross income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.  Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock.  Dividends received by a non-corporate U.S. Holder in taxable years beginning before January 1, 2009 generally will be taxed at the lower applicable capital gains rate provided that the U.S. Holder satisfies certain holding period and other requirements (which requirements might not be considered to be satisfied in the case of the portion of any constructive distribution (described above) that is treated as a dividend).  Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to satisfaction of applicable requirements (which requirements might not be considered to be satisfied in the case of the portion of any constructive distribution (described above) that is treated as a dividend).

Sale or Exchange of Common Stock

Upon the sale or exchange of our common stock held by a U.S. Holder as a result of the conversion of the U.S. Holder’s Debentures, the U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) the U.S. Holder’s adjusted tax basis in the common stock.  Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the common stock is more than one year at the time of the sale or exchange.  A U.S. Holder’s adjusted tax basis and holding period in common stock received as a result of the conversion of the U.S. Holder’s Debentures are determined as discussed above under “—Sale, Exchange, Conversion, Redemption or Repurchase of the Debentures.”  Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax.  The deductibility of net capital losses is subject to limitations.

Backup Withholding Tax and Information Reporting

Payments on, and payments of the proceeds of dispositions of, the Debentures and our common stock made to a non-corporate U.S. Holder may be subject to U.S. federal information reporting and backup withholding tax if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements.  Any amounts so withheld will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability.

Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder.  A “Non-U.S. Holder” means a beneficial owner of the Debentures or our common stock that may be issued upon conversion of the Debentures that, for U.S federal income tax purposes, is not a U.S. Holder (as defined above) and is not a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entity.

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to, and Conversion or Disposition of, the Debentures

Subject to the discussions below under “Constructive Dividends” and “Backup Withholding Tax and Information Reporting,” all payments made to a Non-U.S. Holder on the Debentures (including amounts taken into account as interest under the accrual rules described above under “U.S. Holders” and payments in common stock and cash pursuant to conversion of the Debentures), and any gain realized on a sale, exchange, conversion, redemption or repurchase of the Debentures (other than any portion of any such gain that is attributable to increases in the conversion rate on account of increases in the dividend rate on our common stock), generally will not be subject to U.S. federal income tax (including withholding thereof), provided that:

•

such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•

such Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership;

•

such Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

such payments (and amounts) and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States;

•

the Debentures and our common stock are actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code (which, for these purpose and subject to certain exceptions, includes trading of our common stock on Nasdaq);

•

we are not a “United States real property holding corporation” (“USRPHC”) under Section 897 of the Code; and

•

such Non-U.S. Holder provides us or our paying agent with such Non-U.S. Holder’s name and address and a certification under penalties of perjury that such Non-U.S. Holder is not a “United States person” as defined under the Code which certification may be made on an IRS Form W-8BEN or successor form, or such Non-U.S. Holder holds its Debentures through certain intermediaries, and such Non-U.S. Holder and the intermediaries satisfy the certification requirements of applicable Treasury regulations.

We believe that we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section.  In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.  Prospective investors should consult their own tax advisors regarding the certification requirements for Non-U.S. holders.

If all the conditions described in the bullet points above are not met, a Non-U.S. Holder generally will be subject to the 30% U.S. federal withholding tax with respect to payments of interest, including contingent interest and payments treated as interest, on the Debentures, unless such Non-U.S. Holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or successor form claiming an exemption from or reduction in this withholding tax under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI or successor form stating that interest income recognized by such Non-U.S. Holder on the Debentures is not subject to withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business.  Notwithstanding the foregoing, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, conversion or repurchase of the Debentures may represent payment of “contingent interest” of the type (i.e., amount determined by reference to dividends) that is not eligible for the “portfolio interest” exemption that would otherwise apply to interest on the Debentures, and thus may be subject to U.S. federal income tax (or withholding thereof) at a 30% rate (or lower treaty rate), if and to the extent that any such gain is attributable to increases in the conversion rate on account of an increase in the dividend rate on our common stock.  A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.  A Non-U.S. Holder should consult its own tax advisor concerning application of this withholding tax and the possibility of obtaining an exemption from or reduction in this withholding tax or a refund of any excess amounts withheld.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on such Non-U.S. Holder’s Debentures is effectively connected with such Non-U.S. Holder’s conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder), such Non-U.S. Holder will generally be subject to regular U.S. federal income tax on interest and any gain realized on the sale, exchange, conversion, redemption or repurchase of the Debentures on a net income basis at applicable graduated individual or corporate rates in the same manner as if such Non-U.S. Holder were a U.S. holder, as described above.  However, such Non-U.S. Holder will be exempt from the 30% withholding tax described above, provided the certification requirements described above are satisfied.  In addition, if such Non-U.S. Holder is a foreign corporation, such Non-U.S. Holder may be subject to a branch profits tax equal to 30%, or lower rate as may be prescribed under an applicable U.S. income tax treaty, of such Non-U.S. Holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States.  For this purpose, interest on a Non-U.S. Holder’s Debentures and any gain realized on the sale, exchange, conversion, redemption or repurchase of the Debentures that is effectively connected with the Non U.S. Holders conduct of such trade or business will be included in such Non-U.S. Holder’s earnings and profits.

Payments on Common Stock

Distributions, if any, made on our common stock held by a Non-U.S. Holder as a result of the conversion of the Non-U.S. Holder’s Debentures will be treated as dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.  The gross amount of any such dividends will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable U.S. income tax treaty.  However, dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States and, if required by an applicable U.S. income tax treaty, are attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder, will not be subject to this withholding tax, but instead will be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates in the same manner as if such Non-U.S. Holder were a U.S. holder, as described above.  Such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order for effectively connected income to be exempt from withholding tax.  Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed by an applicable U.S. income tax treaty.

As discussed above under “—Payments with Respect to, and Conversion or Disposition of, the Debentures,” a Non-U.S. Holder of our common stock that wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements.  If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Constructive Dividends

Under certain circumstances, a Non-U.S. Holder may be deemed to have received a constructive dividend (see “U.S. Holders—Conversion Rate Adjustments” above).  Any such constructive dividend received by a Non-U.S. Holder will be treated in the same manner as an actual dividend received by such Non-U.S. Holder, as discussed above under “—Payments on Common Stock”.  Withholding tax applicable to any such constructive dividend received by a Non-U.S. Holder may be withheld from interest, shares of common stock or proceeds subsequently paid or credited to such Non-U.S. Holder.  A Non-U.S. Holder should consult such Non-U.S. Holder’s own tax advisor as to whether such Non-U.S. Holder can obtain a refund for all or a portion of any such tax withheld.

Sale or Exchange of Common Stock

Any gain realized upon the sale or exchange of our common stock held by a Non-U.S. Holder as a result of the conversion of the Non-U.S. Holder’s Debentures generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable U.S. income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder;

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•

we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of that disposition or the period that the Non-U.S. Holder held such common stock.

If a Non-U.S. Holder’s gain is described in the first bullet point above, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the net gain derived from the sale at the applicable individual or corporate rates in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above (unless an applicable U.S. income tax treaty provides otherwise).  If the Non-U.S. Holder is a corporation, then any such effectively connected gain recognized by the Non-U.S. Holder may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable U.S. income tax treaty.  If a Non-U.S. Holder is an individual described in the second bullet point above, except as otherwise provided by an applicable income tax treaty, the Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the Non-U.S. Holder is not considered a resident of the United States for U.S. federal income tax purposes.

We believe that we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Backup Withholding Tax and Information Reporting

In general, a Non-U.S. Holder will not be subject to U.S. federal backup withholding tax and information reporting with respect to payments made by us or our paying agent with respect to the Debentures or our common stock if the Non-U.S. Holder has provided us or our paying agent with an IRS Form W-8BEN described above and we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person.  In addition, no U.S. federal backup withholding tax or information reporting will be required regarding the proceeds of the sale of Debentures or our common stock made within the United States or conducted through certain U.S. financial intermediaries if the payor receives the appropriate Form W-8 and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or the Non-U.S. Holder otherwise establishes an exemption.  However, we may be required to report annually to the IRS and to Non-U.S. Holders the amount of, and the tax withheld with respect to, any interest or dividends paid to Non-U.S. Holders, regardless of whether any tax was actually withheld.  Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides.  A Non-U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding tax rules against the Non-U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS in a timely manner.

SELLING SECURITYHOLDERS

The Debentures were originally issued by us and resold by the initial purchaser to qualified institutional buyers under Rule 144A under the Securities Act.  Selling securityholders may offer and sell the Debentures and the underlying common stock pursuant to this prospectus.

Prior to any use of this prospectus in connection with an offering of the Debentures and/or the common stock issued upon conversion of the Debentures, this prospectus will be supplemented to set forth the name and amount of Debentures or number of shares beneficially owned by the selling securityholder to be offered, if that person is not named below.  The prospectus supplement will also disclose whether the selling securityholder selling in connection with the prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, us or any of our affiliates during the three years prior to the date of the prospectus supplement.

The following table sets forth information as of January 19, 2007 about the original principal amount of Debentures and the underlying common stock beneficially owned by each selling securityholder that may be offered using this prospectus.

Name and Address	Original Principal Amount of Debentures Beneficially Owned That May Be Sold	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May Be Sold Hereby (1)	Percentage of Common Stock Outstanding (2)

CNH CA Master Account, L.P. Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	$5,000,000	2.50%	97,287	*

CQS Convertible and Quantitative Strategies Master Fund c/o CQS (UK) LLP 33 Chester Street, 5th Floor London, SWIX 7BL, UK	$2,500,000	1.25%	48,643	*

Calamos Market Neutral Income Fund – Calamos Investment Trust c/o Calamos Advisors LLC 2020 Calamos Court Naperville, IL 60563-2787	$10,000,000	5.00%	194,574	*

DBAG London (5) c/o Deutsche Bank Securities Inc. 1251 6th Avenue, 26th Floor New York, NY 10020	$7,740,000	3.87%	150,600	*

D.E. Shaw Valence Portfolio, L.L.C. (5) 120 West 45th Street, 39th Floor New York, NY 10036	$7,000,000	3.50%	136,201	*

Grace Convertible Arbitrage Fund, Ltd. 1560 Sherman Avenue, Suite 900 Evanston, IL 60201	$3,500,000	1.75%	68,100	*

HFR CA Select Master Trust c/o Zazove Associates, LLC 940 Southwood Blvd., #200 Incline Village, NV 89451	$1,300,000	*	25,294	*

Institutional Benchmarks Series (Master Feeder) Ltd. c/o Zazove Associates, LLC 940 Southwood Blvd., #200 Incline Village, NV 89451	$1,300,000	*	25,294	*

Peoples Benefit Life Insurance Company Teamsters c/o Camden Asset Management 2049 Century Park East, Suite 330 Los Angeles, CA 90067	$1,500,000	*	29,186	*

Redbourn Partners Ltd. c/o Camden Asset Management 2049 Century Park East, Suite 330 Los Angeles, CA 90067	$1,500,000	*	29,186	*

San Diego County Employers Retirement Association c/o Zazove Associates, LLC 940 Southwood Blvd., #200 Incline Village, NV 89451	$2,500,000	1.25%	48,643	*

Silvercreek Limited Partnership c/o Silvercreek Management Inc. 1670 Bayview Avenue, Suite 308 Toronto, ON	$1,210,000	*	23,543	*

Silvercreek II Limited c/o Silvercreek Management Inc. 1670 Bayview Avenue, Suite 308 Toronto, ON	$790,000	*	15,371	*

Stark Market Fund Ltd. (5) 3600 South Lake Drive St. Francis, WI 53235-3716	$2,500,000	1.25%	48,643	*

Tamalpais Asset Management, L.P. 3 Harbor Drive Sausalito, CA 94965	$4,000,000	2.00%	77,829	*

Topaz Fund (5) 1221 Avenue of the Americas New York, NY 10020	$2,250,000	1.13%	43,779	*

Vicis Capital Master Fund c/o Vicis Capital LLC 126 E. 56th St., 7th Floor New York, NY 10022	$7,000,000	3.50%	136,201	*

Waterstone Market Neutral Mac 51, Ltd. 2 Carlson Parkway, Suite 260 Plymouth, MN 55447	$4,914,000	2.46%	95,613	*

Waterstone Market Neutral Master Fund, Ltd. 2 Carlson Parkway, Suite 260 Plymouth, MN 55447	$9,086,000	4.54%	176,789	*

Wells Fargo & Company 550 California St., 14th Floor San Francisco, CA 94104	$6,000,000	3.00%	116,744	*

Zazove Convertible Arbitrage Fund, L.P. c/o Zazove Associates, LLC 940 Southwood Blvd., #200 Incline Village, NV 89451	$5,600,000	2.80%	108,961	*

Zazove Hedged Convertible Fund, L.P. c/o Zazove Associates, LLC 940 Southwood Blvd., #200 Incline Village, NV 89451	$3,500,000	1.75%	68,100	*

Any other holder of Debentures or future transferee, pledgee, donee or successor of any holder (3) (4)	$109,310,000	54.66%	2,126,888	9.14%

___________________

*  Less than 1%.

(1)

Assumes conversion of all of the holder’s Debentures at a conversion rate of 19.4574 shares for each $1,000 principal amount of Debentures surrendered for conversion.  However, this conversion rate will be subject to adjustment as described under “Description of Debentures—Conversion Rights.”  As a result, the amount of common stock issuable upon conversion of the Debentures may increase or decrease in the future.

(2)

Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 21,135,840 shares of common stock outstanding as of January 19, 2007.  In calculating this amount, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that particular holder’s Debentures.  However, we did not assume the conversion of any other holder’s Debentures.

(3)

Information about other selling securityholders will be set forth in prospectus supplements, if required.

(4)

Assumes that any other holders of Debentures, or any future transferees, pledgees, donees or successors of or from any such other holders of Debentures, do not beneficially own any common stock other than the common stock issuable upon conversion of the Debentures at the initial conversion rate.

(5)

This selling securityholder is an affiliate of a broker-dealer.

We prepared this table based on the information supplied to us by the selling securityholders named in the table, and we have not sought to verify such information.

The selling securityholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their Debentures since the date on which the information is presented in the above table.  Information about the selling securityholders may change over time.  Any changed information will be set forth in prospectus supplements, if and when necessary.

Because the selling securityholders may offer all or some of their Debentures or the underlying common stock from time to time, we cannot estimate the amount of the Debentures or the underlying common stock that will be held by the selling securityholders upon the termination of any particular offering.  See “Plan of Distribution.”

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the Debentures and the underlying common stock offered by this prospectus.  The Debentures and the underlying common stock may be sold from time to time to purchasers:

•

directly by the selling securityholders; or

•

through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Debentures and the underlying common stock.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the Debentures and the underlying common stock may be deemed to be “underwriters.”  As a result, any profits on the sale of the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.  If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the Debentures and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The Debentures and the underlying common stock may be sold in one or more transactions at:

•

fixed prices;

•

prevailing market prices at the time of sale;

•

varying prices determined at the time of sale; or

•

negotiated prices.

These sales may be effected in transactions:

•

on any national securities exchange or quotation service on which the Debentures and underlying common stock may be listed or quoted at the time of the sale, including The Nasdaq Global Select Market in the case of the common stock;

•

in the over-the-counter market;

•

in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•

through the writing of options.

These transactions may include block transactions or crosses.  Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the Debentures and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers.  These broker-dealers may in turn engage in short sales of the Debentures and the underlying common stock in the course of hedging their positions.  The selling securityholders may also sell the Debentures and the underlying common stock short and deliver Debentures and the underlying common stock to close out short positions, or loan or pledge Debentures and the underlying common stock to broker-dealers that in turn may sell the Debentures and the underlying common stock.

The selling securityholders also may transfer or donate Debentures and shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholders for purposes of this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Debentures and the underlying common stock by the selling securityholders.  Selling securityholders may not sell any or all of the Debentures and the underlying common stock offered by them pursuant to this prospectus; rather, such selling securityholders may sell the Debentures and the underlying common stock by other means not described in this prospectus.  In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the Debentures and the underlying common stock by other means not described in this prospectus.

Each of the selling securityholders which are affiliates of registered broker-dealers has represented to us that it purchased the Debentures and/or the common shares issuable upon conversion of the Debentures in the ordinary course of business and at the time of such purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute such Debentures and/or common shares issuable upon conversion of the Debentures.

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “SCHS.”  We do not intend to apply for listing of the Debentures on any securities exchange or for quotation through Nasdaq.  Accordingly, no assurance can be given as to the development of liquidity or any trading market for the Debentures.

There can be no assurance that any selling securityholder will sell any or all of the Debentures or the underlying common stock pursuant to this prospectus.  In addition, any Debentures or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act.  The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Debentures and the underlying common stock by the selling securityholders and any such other person.  In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Debentures and the underlying shares of common stock to engage in market-making activities with respect to the particular Debentures and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution.  This may affect the marketability of the Debentures and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the Debentures and the underlying commons stock.

Pursuant to the registration rights agreement that has been filed as an exhibit to the registration statement, of which this prospectus is a part, we and the selling securityholders have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, and that each is entitled to contribution from the others in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Debentures and the underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  We estimate these expenses to be approximately $62,400.

LEGAL MATTERS

The validity of the Debentures and the shares of common stock issuable upon conversion of the Debentures offered hereby will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended April 29, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain, free of charge, copies of these reports filed with, or furnished to, the SEC as soon as reasonably practicable after we have filed, or furnished, such reports by accessing our website at http://www.schoolspecialty.com, clicking on “General,” then selecting, “Investor Information” and then selecting the “SEC Filings” link.  Information contained on our website will not be deemed to be a part of this prospectus.  Alternately, you may review the reports and other information we have filed without charge at the SEC’s public reference room at 100 F Street, N.E., Room 124, Washington, D.C. 20549.  Copies may also be obtained from the Public Reference Section of the SEC, 100 F Street N.E., Room 124, Washington, D.C. 20549 at prescribed rates or at the SEC’s web site at http://www.sec.gov.  Please call the SEC at 1-800-SEC-0330 for further information.

We have chosen to “incorporate by reference” in this prospectus the information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we include in this prospectus or that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act):

•

Our Annual Report on Form 10-K for the fiscal year ended April 29, 2006;

•

Our Quarterly Report on Form 10-Q for the quarters ended July 29, 2006 and October 28, 2006;

•

Our Current Reports on Form 8-K filed July 24, 2006, August 30, 2006, August 31, 2006, September 11, 2006, November 15, 2006, November 17, 2006, November 22, 2006 and December 8, 2006; and

•

The descriptions of our common stock contained in our registration statement on Form 8-A, and any amendment or report filed for the purpose of updating those descriptions.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act) until the termination of the offering of the Debentures.

You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us as follows:

School Specialty, Inc.

W6316 Design Drive

Greenville, Wisconsin 54942

Attention:  Karen Riching

Assistant Secretary

(920) 882-5604

___________________________________________________________________________

$200,000,000

3.75% Convertible Subordinated Debentures due 2026

and Common Stock Issuable Upon Conversion of the Debentures

____________________

PROSPECTUS

January 24, 2007

____________________

___________________________________________________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by the Company in connection with the distribution of the securities being registered, other than underwriting discounts and commissions.  All of the amounts shown are estimates, except the applicable SEC registration fee.

SEC registration fee	$21,400
Printing expenses	1,000
Legal fees and expenses	20,000
Accounting fees and expenses	15,000
Miscellaneous expenses	5,000

Total	$62,400

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 180.0851 of the Wisconsin Business Corporation Law (the “WBCL”) requires the Company to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Company.  In all other cases, Section 180.0851 of the WBCL requires the Company to indemnify a director or officer against liability incurred by such person in a proceeding to which such person was a party because he or she was a director or officer of the Company, unless liability was incurred because he or she breached or failed to perform a duty owed to the Company and such breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858 of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the articles of incorporation or by-laws of the Company, a written agreement between the director or officer and the Company, or a resolution of the Board of Directors or the shareholders.

Unless otherwise provided in the Company’s articles of incorporation or by-laws, or by written agreement between the director or officer and the Company, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL:  (i) by majority vote of a disinterested quorum of the board of directors or committee consisting of disinterested directors; (ii) by independent legal counsel chosen by a majority vote of a disinterested quorum of the board of directors or a committee consisting of disinterested directors; (iii) by a panel of three arbitrators (one of which is chosen by disinterested directors as described above); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by the Company, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the Company written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties and written undertaking to repay any amounts advanced if it is determined that indemnification by the Company is not required.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0857 of the WBCL permits the Company to purchase insurance on behalf of a director or officer of the Company against liability incurred by such person in his or her capacity as a director or officer or arising from his or her status as a director or officer regardless of whether the Company is required or authorized to indemnify or allow expenses to such person against the same liability under Sections 180.0851 to 180.0858 of the WBCL.

As permitted by Section 180.0858, the Company has adopted indemnification provisions in its by-laws which closely track the statutory indemnification provisions with certain exceptions.  In particular, Article VII of the Company’s by-laws, among other items, provides (i) that an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

In accordance with Section 180.0857 of the WBCL, Article VII of the Company’s By-laws allow the Company to purchase insurance for directors and officers.  Through insurance, the officers and directors of the Company are also insured for acts or omissions related to the conduct of their duties.  The insurance covers certain liabilities which may arise under the Securities Act of 1933, as amended.

Under Section 180.0828 of the WBCL, a director of the Company is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it shall be proved that the director’s conduct constituted conduct described in the first paragraph of this item.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation. In accordance with this provision, the Company’s By-Laws provide for mandatory indemnification and allowance of expenses for directors, officers, designated employees and designated agents for proceedings involving securities-related matters.

ITEM 16.  EXHIBITS

Exhibit No.	Document Description

4.1

Form of Certificate Representing Shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Reg. No. 333-47509) filed with the SEC on June 4, 1998

4.2

Indenture by and between School Specialty, Inc. and The Bank of New York Trust Company, N.A. dated as of November 22, 2006, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2006

4.3	Form of 3.75% Convertible Subordinated Debenture due 2026 (included in Exhibit 4.2)

4.4

Resale Registration Rights Agreement by and between School Specialty, Inc. and Banc of America Securities LLC dated as of November 22, 2006, incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2006

5.1	Opinion and Consent of Godfrey & Kahn, S.C. as to the validity of the securities being registered

8.1	Opinion and Consent of Godfrey & Kahn, S.C. regarding federal income tax matters

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the period ended October 28, 2006

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.3	Consent of Godfrey & Kahn, S.C. (included in Exhibit 8.1)

24.1	Powers of Attorney

25.1	Statement of Eligibility of the Trustee on Form T-1

ITEM 17.  UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or further furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the financial adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of Wisconsin, on January 24, 2007.

SCHOOL SPECIALTY, INC.

By:

/s/ David J. Vander Zanden

David J. Vander Zanden

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of January 24, 2007 by the following persons in the capacities indicated:

/s/ David J. Vander Zanden David J. Vander Zanden, President, Chief Executive Officer and Director (principal executive officer)	* Jonathan J. Ledecky, Director

/s/ David G. Gomach David G. Gomach, Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	* Edward C. Emma, Director

* Terry L. Lay, Chairman of the Board	* Jacqueline F. Woods, Director

* Leo C. McKenna, Director

    *Executed as of January 24, 2007 pursuant to a power of attorney filed herewith.

/s/ David J. Vander Zanden

     David J. Vander Zanden

INDEX TO EXHIBITS

Exhibit No.	Document Description

4.1

Form of Certificate Representing Shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Reg. No. 333-47509) filed with the SEC on June 4, 1998

4.2

Indenture by and between School Specialty, Inc. and The Bank of New York Trust Company, N.A. dated as of November 22, 2006, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2006

4.3	Form of 3.75% Convertible Subordinated Debenture due 2026 (included in Exhibit 4.2)

4.4

Resale Registration Rights Agreement by and between School Specialty, Inc. and Banc of America Securities LLC dated as of November 22, 2006, incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2006

5.1	Opinion and Consent of Godfrey & Kahn, S.C. as to the validity of the securities being registered

8.1	Opinion and Consent of Godfrey & Kahn, S.C. regarding federal income tax matters

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the period ended October 28, 2006

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.3	Consent of Godfrey & Kahn, S.C. (included in Exhibit 8.1)

24.1	Powers of Attorney

25.1	Statement of Eligibility of the Trustee on Form T-1